No. 617987

THE COMPANIES ACT 1948

and

THE COMPANIES ACTS 1985 AND 1989

and

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES
_______________

MEMORANDUM OF ASSOCIATION
(As altered by Special Resolutions passed on 20 July 1981, 18 December 1990, 25 March 1991 and 28 May 1999, which came into effect on 2 July 1999, and as altered by virtue of section 28 of the Companies Act 2006 and by Special Resolution passed on 22 May 2009, which came into effect on 1 October 2009)

OF

HSBC Holdings plc
_______________

We, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

NAMES AND ADDRESSES AND DESCRIPTION OF SUBSCRIBERS	Number of Shares taken by each Subscriber
JEAN HERBERT 156 Strand London WC2 Company Director	One
THOMAS ARTHUR HERBERT 156 Strand London WC2 Barrister-at-Law	One

Dated the 18th day of January 1956

WITNESS to the above Signatures

CHRISTINE FREDA HERBERT
7 The Avenue
Muswell Hill
London N10
Company Director

ARTICLES OF ASSOCIATION

CONTENTS

Article No		Page

PRELIMINARY
1	Other regulations not to apply	8
2	Interpretation	8
3	Limited liability	12
4	Registered office	12

SHARE CAPITAL
5	Share capital	12
6	Rights of the Sterling Preference Shares	12
7	Rights of the Dollar Preference Shares	20
8	Rights of the Euro Preference Shares	28
9	Rights of the Non-voting Deferred Shares	35
10	Allotment	36
11	Redeemable shares	37
12	Power to attach rights	37
13	Share warrants to bearer	37
14	Commission and brokerage	38
15	Trusts not to be recognised	38

SHARE CERTIFICATES
16	Right to certificates	38
17	Replacement certificates	39

UNCERTIFICATED SHARES
18	Uncertificated shares	39

LIEN ON SHARES
19	Lien on shares not fully paid	41
20	Enforcement of lien by sale	41
21	Application of proceeds of sale	42

CALLS ON SHARES
22	Calls	42
23	Interest on calls	42
24	Rights of member when call unpaid	42
25	Sums due on allotment treated as calls	43
26	Power to differentiate	43
27	Payment in advance of calls	43
28	Delegation of power to make calls	43
29	Indemnity against claims in respect of shares	43

FORFEITURE OF SHARES
30	Notice if call not paid	44
31	Forfeiture for non-compliance	44
32	Notice after forfeiture	45
33	Forfeiture may be annulled	45
34	Surrender	45

35	Disposal of forfeited shares	45
36	Effect of forfeiture	45
37	Extinction of claims	46
38	Evidence of forfeiture	46

TRANSFER OF SHARES
39	Form of transfer	46
40	Right to refuse registration	46
41	Notice of refusal	47
42	Fees on registration	47
43	Other powers in relation to transfers	48

TRANSMISSION OF SHARES
44	On death	48
45	Election of person entitled by transmission	48
46	Rights on transmission	48

DESTRUCTION OF DOCUMENTS
47	Destruction of documents	49

ALTERATION OF SHARE CAPITAL
48	Increase, consolidation, sub-division and redenomination	50
49	Fractions	50

VARIATION OF CLASS RIGHTS
50	Sanction to variation	51
51	Class meetings	52
52	Deemed variation	52

GENERAL MEETINGS
53	Annual general meetings	52
54	Convening of general meetings	52
55	Notice of general meetings	53
56	Omission to send notice	53
57	Postponement of general meetings	53
58	Special business	54

PROCEEDINGS AT GENERAL MEETINGS
59	Quorum	54
60	If quorum not present	54
61	Chairman	55
62	Entitlement to attend and speak	55
63	Power to adjourn	55
64	Notice of adjourned meeting	55
65	Business of adjourned meeting	56
66	Accommodation of members at meeting and security arrangements	56
67	Orderly conduct	56

VOTING
68	Method of voting	57
69	Chairman's declaration conclusive on show of hands	57
70	Objection to error in voting	57
71	Amendment to resolutions	57
72	Procedure on a poll	58

73	Votes of members	59
74	Restriction on voting rights for unpaid calls etc.	59
75	Votes not counted where abstention required	59
76	Voting by proxy	59
77	Validity of votes by proxies and corporate representatives	60
78	Form of proxy	60
79	Deposit or receipt of proxy	61
80	More than one proxy may be appointed	62
81	Board may supply proxy cards	62
82	Revocation of proxy	62
83	Directors’ powers to establish verification procedures in connection
	with proxies	62
84	Corporate representative	63
85	Failure to disclose interests in shares	63

UNTRACED MEMBERS
86	Power of sale	65
87	Application of proceeds of sale	67

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS
88	Number of Directors	67
89	Power of Company to appoint Directors	67
90	Power of Board to appoint Directors	67
91	Appointment of executive Directors	67
92	Eligibility of new Directors	68
93	Share qualification	68
94	Resolution for appointment	68
95	Retirement by rotation	68
96	Directors subject to retirement by rotation	68
97	Position of retiring Director	69
98	Deemed re-appointment	69
99	Removal by ordinary resolution	69
100	Vacation of office by Director	69
101	Resolution as to vacancy conclusive	70

ALTERNATE DIRECTORS
102	Appointments	70
103	Participation in Board meetings	70
104	Alternate Director responsible for own acts	71
105	Interests of alternate Director	71
106	Revocation of appointment	71

DIRECTORS' REMUNERATION, EXPENSES AND PENSIONS
107	Directors' fees	71
108	Expenses	72
109	Additional remuneration	72
110	Remuneration of executive Directors	72
111	Pensions and other benefits	72

POWERS AND DUTIES OF THE BOARD
112	Powers of the Board	72
113	Powers of Directors being less than minimum number	73
114	Powers of executive Directors	73
115	Delegation to committees	73

116	Local management	74
117	Power of attorney	74
118	Associate directors	74
119	Exercise of voting power	74
120	Provision for employees	75
121	Registers of members	75
122	Borrowing powers	76

PROCEEDINGS OF DIRECTORS AND COMMITTEES
123	Board meetings	76
124	Notice of Board meetings	76
125	Quorum	76
126	Chairman of Board	76
127	Voting	77
128	Electronic participation in meetings	77
129	Resolution in writing	77
130	Proceedings of committees	78
131	Minutes of proceedings	78
132	Validity of proceedings	78

DIRECTORS' INTERESTS
133	Director may have interests	78
134	Power of the Board to authorise conflicts of interest	79
135	Declaration of interests	79
136	Entitlement to keep information confidential	80
137	Avoiding conflicts of interest	81
138	Overriding principles	81
139	Interested Director not to vote or count for quorum	81
140	Director's interest in own appointment	82
141	Chairman's ruling conclusive on Director's interest	82
142	Directors' resolution conclusive on Chairman's interest	83
143	Definitions	83

THE SEAL
144	Application of Seal	83
145	Deed without sealing	84
146	Official seal for use abroad	84

THE SECRETARY
147	The Secretary	84

DIVIDENDS AND OTHER PAYMENTS
148	Declaration of dividends	84
149	Interim dividends	85
150	Entitlement to dividends	85
151	Calls or debts may be deducted from dividends	85
152	Distribution in specie	85
153	Dividends not to bear interest	86
154	Method of payment	86
155	Uncashed dividends	86
156	Unclaimed dividends	87
157	Payment of scrip dividends	87
158	Reserves	89
159	Capitalisation of reserves	89

160	Record dates	90

ACCOUNTS
161	Accounting records	90
162	Inspection of records	91
163	Accounts to be sent to members	91
164	Summary financial statements	91

NOTICES
165	Form of notices	91
166	Authentication	92
167	Service of notice on members	93
168	Notice in case of death, bankruptcy or mental disorder	94
169	Evidence of service	94
170	Notice binding on transferees	95
171	Notice by advertisement	95
172	Suspension of postal services	95

INDEMNITY
173	Right to indemnity	95
174	Power to insure	96

No. 617987

THE COMPANIES ACT 2006

---------------

PUBLIC COMPANY LIMITED BY SHARES

---------------

ARTICLES OF ASSOCIATION

of

HSBC Holdings plc

(As adopted, with effect from and including 1 October 2009, by Special Resolution passed on
22 May 2009 and altered by Special Resolution passed on 28 May 2010)

---------------

PRELIMINARY

1	Other regulations not to apply

1.1
No regulations for management of a company set out in any schedule to any statute concerning companies or contained in any regulations or instrument made pursuant to a statute shall apply to the Company, but the following shall be the Articles of Association of the Company.

2	Interpretation

2.1	In these Articles, unless the context otherwise requires, the following expressions have the following meanings:

	Expression	Meaning

Act
subject to Article 2.3, the Companies Act 2006 and, where the context requires, every other statute for the time being in force concerning companies and affecting the Company (including, without limitation, the Regulations)

	address	in relation to any electronic communication includes any number or address used for the purposes of such communication

	these Articles	these Articles of Association as altered or varied from time to time (and "Article" means one of these Articles)

	Auditors	the auditors for the time being of the Company or, in the case of joint auditors, any one of them

Board	the board of Directors for the time being of the Company or the Directors present at a duly convened meeting of Directors at which a quorum is present

cash memorandum account	an account so designated by the Operator of the relevant system

certificated share	a unit of a security held in certificated form

Chairman	the chairman (if any) of the Board or where the context requires, the chairman of a general meeting of the Company

clear days	(in relation to the period of a notice) that period, excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect

Company	HSBC Holdings plc

Depositary
a custodian or other person (or a nominee for such custodian or other person) appointed under contractual arrangements with the Company or other arrangements approved by the Board whereby such custodian or other person or nominee holds or is interested in shares of the Company or rights or interests in shares of the Company and issues securities or other documents of title or otherwise evidencing the entitlement of the holder thereof to or to receive such shares, rights or interests, provided and to the extent that such arrangements have been approved by the Board prior to the date of adoption of these Articles or for the purpose of these Articles and shall include, where approved by the Board, the trustees (acting in their capacity as such) of any employees' share scheme established by the Company or any other scheme or arrangements principally for the benefit of employees of the Company and/or its subsidiaries which have been approved by the Board

Director	a director for the time being of the Company

dividend	a distribution or a bonus

Dollar Preference Share	a non-cumulative preference share of US$0.01

electronic form
has the meaning given in the Act1, and shall include provision of any information or document on a website, and references to “electronic copy”, “electronic communication” and “electronic means” shall be construed accordingly

Euro Preference Share	a non-cumulative preference share of €0.01
_______________________
1 Section 1168 of the Act

execution	includes any mode of execution (and "executed" shall be construed accordingly)

hard copy	any document sent or supplied in a paper copy or similar form capable of being read by the recipient holder
(in relation to any share) the member whose name is entered in the Register as the holder or, where the context permits, the members whose names are entered in the Register as joint holders, of that share

Hong Kong Overseas Branch Register	the register referred to in Article 121

The Hong Kong Stock Exchange	The Stock Exchange of Hong Kong Limited or other principal stock exchange in Hong Kong for the time being

member	a member of the Company

Office	the registered office for the time being of the Company

Operator	means Euroclear UK & Ireland Limited or such other person as may for the time being be approved by HM Treasury as Operator under the Regulations

Ordinary Share	an ordinary share of the Company

paid up	paid up or credited as paid up

Principal Register	the register of members of the Company to be kept pursuant to the Act2

recognised person	a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange who is designated as mentioned in section 778(2) of the Act

Register	the Principal Register or the Hong Kong Overseas Branch Register or any Overseas Branch Register as is referred to in Article 121, as the case may be

Regulations
The Uncertificated Securities Regulations 2001 (SI 2001 No. 3755) including any modifications thereof and rules made thereunder or any regulations in substitution therefor for the time being in force made under the Act or any predecessor statute

relevant system	means a computer-based system and procedures which enable title to units of a security to be evidenced and transferred without a written instrument pursuant to the Regulations

_______________________
2 Section 113 of the Act

Seal	any common seal of the Company or any official seal kept by the Company by virtue of the Act3

Secretary
the secretary for the time being of the Company or any other person appointed to perform any of the duties of the secretary of the Company including (subject to the provisions of the Act) a joint, temporary, assistant or deputy secretary

share	a share of the Company

Sterling Preference Share	a non-cumulative preference share of £0.01

The Stock Exchange	London Stock Exchange plc or other principal stock exchange in the United Kingdom for the time being

treasury shares	shares that have been purchased by the Company and are held in treasury in accordance with the Act4

uncertificated share	a unit of a security held in uncertificated form which may, by virtue of the Regulations, be transferred by means of a relevant system

United Kingdom	Great Britain and Northern Ireland

writing or written	includes printing, typewriting, lithography, photography and any other mode or modes of representing or reproducing words in a legible and non-transitory form and, if the Board shall in its absolute discretion determine for any purpose or purposes under these Articles, subject to such terms and conditions as the Board may determine, electronic communications

£ (or sterling) and p or pence	pounds sterling and pence

US$ or US dollars	United States dollars

€ or euro	the single currency adopted by those states participating in European Monetary Union from time to time

2.2           Unless the context otherwise requires:

(a)	words in the singular include the plural, and vice versa;

(b)	words importing the masculine gender include the feminine gender; and

(c)	a reference to a person includes a body corporate and an unincorporated body of persons.

2.3
A reference to any statute or provision of a statute shall include any orders regulations or other subordinate legislation made under it and shall, unless the context otherwise requires, include any statutory modification or re-enactment of any statute or provision of a statute for the time being in force.

_______________________
3 Section 45 of the Act
4 Sections 724-732 of the Act

2.4	Save as aforesaid, and unless the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Act.

2.5	Where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.

2.6	The headings are inserted for convenience only and shall not affect the construction of these Articles.

2.7	The footnotes (and references thereto) do not form part of these Articles and are included only by way of information.

3	Limited liability

3.1	The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

4	Registered office

4.1	The Office shall be at such place in England and Wales as the Board shall from time to time appoint.

SHARE CAPITAL

5	Share capital

5.1	The Ordinary Shares rank pari passu in all respects.

5.2
Fully paid Ordinary Shares confer identical rights in respect of capital, dividends (save where and to the extent that any such share is issued on terms providing that it shall rank for dividend as from a particular date), voting and otherwise.

6	Rights of the Sterling Preference Shares

6.1	The following rights and restrictions shall be attached to any Sterling Preference Shares that may, from time to time, be in issue:

(1)
The Sterling Preference Shares shall rank pari passu inter se and with the Dollar Preference Shares and the Euro Preference Shares and with all other shares expressed to rank pari passu therewith. They shall confer the rights and be subject to the limitations set out in this Article 6.  They shall also confer such further rights (not being inconsistent with the rights set out in this Article 6) and be subject to such further limitations and restrictions as may be attached by the Board to such shares prior to allotment.  Whenever the Board has power under this Article 6 to determine any of the rights attached to any of the Sterling Preference Shares, the rights so determined need not be the same as those attached to the Sterling Preference Shares which have then been allotted or issued.  The Sterling Preference Shares may be issued in one or more separate series and each series shall be identified in such manner as the Board may determine without any such determination or identification requiring any alteration to these Articles.

(2)	Each Sterling Preference Share shall confer the following rights as to dividend and capital:

Income

(a)
the right (subject to the provisions of sub-paragraph (4) of this Article 6, if applicable) in priority to the payment of any dividend to the holders of Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Dollar Preference Shares, the Euro Preference Shares and any other shares expressed to rank pari passu therewith as regards income and (ii) any shares which by their terms rank in priority to the Sterling Preference Shares as regards income) to a non-cumulative preferential dividend in sterling payable at such rate (whether fixed, variable or floating or to be determined by a specified procedure, mechanism or formula) on such dates (each a “Dividend Payment Date”) and on such other terms and conditions as may be determined by the Board prior to allotment thereof;

Capital

(b)
the right in a winding up of the Company (but not, unless otherwise provided by the terms of issue of such share, upon a redemption, reduction or purchase by the Company of any of its share capital) to receive in sterling out of the assets of the Company available for distribution to its members in priority to any payment to the holders of the Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Dollar Preference Shares, the Euro Preference Shares and any other shares expressed to rank pari passu therewith as regards repayment of capital and (ii) any shares which by their terms rank in priority to the Sterling Preference Shares as regards repayment of capital):

(i)	a sum equal to:

(A)	the amount of any dividend which is due for payment after the date of commencement of the winding up but which is payable in respect of a period ending on or before such date; and

(B)
if the date of commencement of the winding up falls before the last day of a period in respect of which a dividend would have been payable and which began before such date, any further amount of dividend which would have been payable had the day before such date been the last day of that period, but only to the extent that any such amount or further amount was, or would have been, payable as a dividend in accordance with or pursuant to this Article 6; and

(ii)
subject thereto, a sum equal to the amount paid up or credited as paid up on such share together with such premium (if any) as may be determined by the Board (or by a procedure, mechanism or formula determined by the Board) prior to allotment thereof (and so that the Board may determine that such premium is payable only in specified circumstances).

Limitations

(3)	No Sterling Preference Share shall:

(a)	confer any right to participate in the profits or assets of the Company other than that set out in sub-paragraphs (2)(a) and (b) of this Article 6;

(b)	confer any right to participate in any offer or invitation by way of rights or otherwise to subscribe for additional shares or securities in the Company;

(c)	confer any right of conversion; or

(d)	confer any right to participate in any issue of bonus shares or shares issued by way of capitalisation of reserves.

Limitations

(4)
All or any of the following provisions shall apply in relation to any Sterling Preference Shares of any series (“relevant Sterling Preference Shares”) if so determined by the Board prior to allotment thereof:

(a)	(i)
if, on any Dividend Payment Date (“the relevant date”) on which a dividend (“the relevant dividend”) would otherwise fall to be paid on any relevant Sterling Preference Shares, the profits of the Company available for distribution are, in the opinion of the Board, insufficient to enable payment in full to be made of the relevant dividend, then the Board shall (after payment in full, or the setting aside of a sum required for payment in full, of all dividends payable on or before the relevant date on any shares in the capital of the Company in priority to the relevant Sterling Preference Shares) apply such profits, if any, in paying dividends to the holders of participating shares (as defined below) pro rata to the amounts of dividend on participating shares accrued and payable on or before the relevant date.  For the purposes of this sub-paragraph, the expression “participating shares” shall mean the relevant Sterling Preference Shares and any other shares in the capital of the Company which rank pari passu as to participation in profits with the relevant Sterling Preference Shares and on which either (A) a dividend is payable on the relevant date or (B) arrears of cumulative dividend are unpaid at the relevant date;

(ii)
if it shall subsequently appear that any such dividend which has been paid in whole or in part should not, in accordance with the provisions of this sub-paragraph (4), have been so paid, then provided the Board shall have acted in good faith, they shall not incur any liability for any loss which any member may suffer in consequence of such payment having been made;

(b)
if the payment of any dividend on any relevant Sterling Preference Shares would breach or cause a breach of the capital adequacy requirements of the Financial Services Authority (or any successor organisation responsible for the supervision of banks in the United Kingdom) from time to time applicable to the Company and/or any of its subsidiaries, then none of such dividend shall be payable;

(c)
if a dividend or any part thereof on any relevant Sterling Preference Shares is not paid for the reasons specified in sub-paragraphs (4)(a) or (b) above, the holders of such shares shall have no claim in respect of such non-payment;

(d)
if any dividend on any relevant Sterling Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the Company may not thereafter purchase or redeem any other share capital of the Company ranking pari passu with or after the relevant Sterling Preference Shares (and may not contribute any moneys to a sinking fund for any such purchase or redemption) until such time as dividends on the relevant Sterling Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or an amount equivalent thereto shall have been paid or set aside to provide for such payment in full);

(e)
if any dividend on any relevant Sterling Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, no dividend or other distribution may thereafter be declared or paid on any other share capital of the Company ranking as to dividend after the relevant Sterling Preference Shares until such time as dividends on the relevant Sterling Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full).

Redemption

(5)	(a)
Unless otherwise determined by the Board in relation to Sterling Preference Shares of any series prior to allotment thereof, the Sterling Preference Shares shall, subject to the provisions of the Act5, be redeemable at the option of the Company.

(b)	In the case of any series of Sterling Preference Shares which are to be so redeemable:

(i)
the Company may, subject to the provisions of the Act and sub-paragraph (5)(b)(ii) below, redeem on any Redemption Date (as hereinafter defined) all, but not merely some, of the Sterling Preference Shares of such series by giving to the holders of the Sterling Preference Shares to be redeemed not less than 30 days’ nor more than 60 days’ prior notice in writing (a “Notice of Redemption”) of the relevant Redemption Date.

“Redemption Date” means, in relation to Sterling Preference Shares of a particular series, any date mentioned in any one of (A), (B) or (C) below, as determined by the Board prior to the first allotment of Sterling Preference Shares of that series:

(A)	any date which falls on or after the First Redemption Date (as hereinafter defined); or

_______________________
5 Sections 684-689 of the Act

(B)	the First Redemption Date or any subsequent Dividend Payment Date for Sterling Preference Shares of that series; or

(C)	the First Redemption Date or any successive fifth anniversary thereof.

“First Redemption Date” means:

(D)	in relation to any Sterling Preference Shares designated as “Series 1”, 30 June 2015;

(E)
in relation to any other Sterling Preference Shares of a particular series, one day after such one of the following dates as shall be determined by the Board prior to the first allotment of Sterling Preference Shares of that series:

(1)	five years after the Relevant Date (as hereinafter defined);

(2)	ten years after the Relevant Date;

(3)	fifteen years after the Relevant Date;

(4)	twenty years after the Relevant Date; or

(5)	thirty years after the Relevant Date.

“Relevant Date” means, in relation to Sterling Preference Shares of a particular series, such one of the following dates as shall be determined by the Board prior to the first allotment of Sterling Preference Shares of that series:

(F)	the first date of allotment of Sterling Preference Shares of that series; or

(G)	the first Dividend Payment Date for Sterling Preference Shares of that series;

(ii)
if either of the restrictions in sub-paragraphs (4)(a) and (b) of this Article 6 applies to any dividend otherwise payable on any Redemption Date on the Sterling Preference Shares of that series, the Company may not redeem such Sterling Preference Shares on that Redemption Date;

(iii)
there shall be paid on each Sterling Preference Share so redeemed, in sterling, the aggregate of the nominal amount thereof and any premium credited as paid up on such share together with any dividend payable on the Redemption Date;

(iv)
any Notice of Redemption given under sub-paragraph (5)(b)(i) above shall specify the applicable Redemption Date, the particular Sterling Preference Shares to be redeemed and the redemption price, and shall state the place or places at which documents of title or such other evidence as may be accepted by the Board in respect of such Sterling Preference Shares are to be presented and surrendered for redemption and payment of the redemption moneys is to be effected. Upon such Redemption Date, the Company shall redeem the particular Sterling Preference Shares to be redeemed on that date subject to the provisions of this sub-paragraph (5) and of the Act6. No defect in the Notice of Redemption or in the giving thereof shall affect the validity of the redemption proceedings;

(v)
payments in respect of the amount due on redemption of a Sterling Preference Share shall be made by sterling cheque drawn on a bank in London or upon the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption by transfer to a sterling account maintained by the payee with a bank in London or by such other method as the Board may determine. Such payment will be made against presentation and surrender of the relative certificate at the place or one of the places specified in the Notice of Redemption or against such other evidence as may be accepted by the Board. All payments in respect of redemption moneys will in all respects be subject to any applicable fiscal or other laws;

(vi)
as from the relevant Redemption Date the dividend on the Sterling Preference Shares due for redemption shall cease to accrue except on any such Sterling Preference Shares in respect of which, upon due surrender of the certificate or other evidence aforesaid, payment of the redemption moneys due on such Redemption Date shall be improperly withheld or refused, in which case such dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption moneys. Such Sterling Preference Shares shall not be treated as having been redeemed until the redemption moneys in question together with the accrued dividend thereon shall have been paid;

(vii)
if the due date for the payment of the redemption moneys on any Sterling Preference Share is not a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in sterling and are open for general business in London (a “Sterling Business Day”), then payment of such moneys will be made on the next succeeding day which is a Sterling Business Day and without any interest or other payment in respect of such delay; and

(viii)
the receipt of the holder for the time being of any Sterling Preference Shares (or, in the case of joint registered holders, the receipt of any one of them) for the moneys payable on redemption thereof shall constitute an absolute discharge to the Company in respect thereof.

(c)	Any Sterling Preference Shares redeemed pursuant to sub-paragraph (5) of this Article 6 shall be cancelled on redemption.

Purchase

(6)
Subject to the provisions of the Act7, the Company may at any time purchase any Sterling Preference Shares (i) in the market, (ii) by tender (available alike to all holders of the same class of Sterling Preference Shares) or (iii) by private treaty, in each case upon such terms as the Board shall determine.

_______________________
6 Sections 684-689 of the Act
7 Sections 690-708 of the Act

Consolidation and division

(7)
Pursuant to the authority given by the passing of the resolution adopting these Articles the Board may consolidate and divide and/or sub-divide any Sterling Preference Shares into shares of a larger or smaller nominal amount.

Attendance and voting at general meetings

(8)	(a)	Save as provided by its terms of issue, no Sterling Preference Share shall carry any right to attend or vote at general meetings of the Company.

(b)
If so determined by the Board prior to allotment thereof, holders of Sterling Preference Shares of any series shall have the right to attend and vote at general meetings of the Company in the following circumstances:

(i)
if any dividend on any Sterling Preference Shares of that series in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the right to attend and vote at general meetings of the Company until such time as dividends on those Sterling Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full); and

(ii)	in such other circumstances, and upon and subject to such terms, as the Board may determine prior to allotment of such Sterling Preference Shares.

(c)
Whenever holders of Sterling Preference Shares are entitled to vote on a resolution at a general meeting, on a show of hands every such holder who is present, in person or by proxy, shall have one vote and on a poll every such holder who is present, in person or by proxy, shall have one vote per Sterling Preference Share held by him or such number of votes per share as the Board shall determine prior to allotment of such share.

(d)
Holders of Sterling Preference Shares having a registered address or address for correspondence within the United Kingdom, or who have provided the Company with an address to which notices, documents or other information may be sent using electronic means, shall have the right to have sent to them (at the same time as the same are sent to the holders of Ordinary Shares) all notices, documents and other information sent out by the Company to the holders of Ordinary Shares.

Further preference shares

(9)
The special rights attached to any Sterling Preference Shares of any series allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any other preference shares or further shares in any currency (“new shares”) ranking as regards participation in the profits and assets of the Company pari passu with such Sterling Preference Shares and so that any new shares ranking pari passu with such Sterling Preference Shares may either carry rights and restrictions identical in all respects with such Sterling Preference Shares or any of them or rights and restrictions differing therefrom in any respect including but without prejudice to the generality of the foregoing in that:

(a)	the rate of and/or basis of calculation of dividend may differ and the dividend may be cumulative or non-cumulative;

(b)	the new shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates of payment of dividend may differ;

(c)	a premium may be payable on return of capital or there may be no such premium;

(d)
the new shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable, and if redeemable at the option of the Company they may be redeemable at different dates and on different terms from those applying to the Sterling Preference Shares; and/or

(e)
the new shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Sterling Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

Variation of class rights

(10)	(a)	Subject to the provisions of the Act8:

(i)
all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to the Sterling Preference Shares may from time to time (whether or not the Company is being wound up) be varied or abrogated with the consent in writing of the holders of not less than three-quarters in nominal value of the Sterling Preference Shares of all series in issue or with the sanction of a special resolution passed at a separate general meeting of the holders of the Sterling Preference Shares, voting as a single class without regard for series; and

(ii)
all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to Sterling Preference Shares of any series may be varied or abrogated so as to affect adversely such rights on a basis different from any other series of Sterling Preference Shares with the consent in writing of the holders of not less than three-quarters in nominal value of the Sterling Preference Shares of such series or with the sanction of a special resolution passed at a separate general meeting of the holders of Sterling Preference Shares of such series.

(b)
All the provisions of these Articles as to general meetings of the Company shall mutatis mutandis apply to any such separate general meeting, but so that the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every share of the class held by him, that any holder of shares of the class present in person or by proxy may demand a poll and that at any adjourned meeting of the holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum.

_______________________
8 Sections 630-640 of the Act

(c)
Unless otherwise provided by its terms of issue, the rights attached to any Sterling Preference Share shall not be deemed to be varied or abrogated by a reduction of any share capital or purchase by the Company or redemption of any share capital in each case ranking as regards participation in the profits and assets of the Company in priority to or pari passu with or after such Sterling Preference Share.

7	Rights of the Dollar Preference Shares

7.1	The following rights and restrictions shall be attached to any Dollar Preference Shares that may, from time to time, be in issue:

(1)
The Dollar Preference Shares shall rank pari passu inter se and with the Sterling Preference Shares and the Euro Preference Shares and with all other shares expressed to rank pari passu therewith. They shall confer the rights and be subject to the limitations set out in this Article 7. They shall also confer such further rights (not being inconsistent with the rights set out in this Article 7) and be subject to such further limitations and restrictions as may be attached by the Board to such shares prior to allotment. Whenever the Board has power under this Article 7 to determine any of the rights attached to any of the Dollar Preference Shares, the rights so determined need not be the same as those attached to the Dollar Preference Shares which have then been allotted or issued. The Dollar Preference Shares may be issued in one or more separate series and each series shall be identified in such manner as the Board may determine without any such determination or identification requiring any alteration to these Articles.

(2)	Each Dollar Preference Share shall confer the following rights as to dividend and capital:

Income

(a)
the right (subject to the provisions of sub-paragraph (4) of this Article 7, if applicable) in priority to the payment of any dividend to the holders of Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Sterling Preference Shares, the Euro Preference Shares and any other shares expressed to rank pari passu therewith as regards income and (ii) any shares which by their terms rank in priority to the Dollar Preference Shares as regards income) to a non-cumulative preferential dividend in US dollars payable at such rate (whether fixed, variable or floating or to be determined by a specified procedure, mechanism or formula) on such dates (each a “Dividend Payment Date”) and on such other terms and conditions as may be determined by the Board prior to allotment thereof;

Capital

(b)
the right in a winding up of the Company (but not, unless otherwise provided by the terms of issue of such share, upon a redemption, reduction or purchase by the Company of any of its share capital) to receive in US dollars out of the assets of the Company available for distribution to its members in priority to any payment to the holders of the Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Sterling Preference Shares, the Euro Preference Shares and any other shares expressed to rank pari passu therewith as regards repayment of capital and (ii) any shares which by their terms rank in priority to the Dollar Preference Shares as regards repayment of capital):

(i)	a sum equal to:

(A)	the amount of any dividend which is due for payment after the date of commencement of the winding up but which is payable in respect of a period ending on or before such date; and

(B)
if the date of commencement of the winding up falls before the last day of a period in respect of which a dividend would have been payable and which began before such date, any further amount of dividend which would have been payable had the day before such date been the last day of that period but only to the extent that any such amount or further amount was, or would have been, payable as a dividend in accordance with or pursuant to this Article 7; and

(ii)
subject thereto, a sum equal to the amount paid up or credited as paid up on such share together with such premium (if any) as may be determined by the Board (or by a procedure, mechanism or formula determined by the Board) prior to allotment thereof (and so that the Board may determine that such premium is payable only in specified circumstances).

Limitations

(3)	No Dollar Preference Share shall;

(a)	confer any right to participate in the profits or assets of the Company other than that set out in sub-paragraphs (2)(a) and (b) of this Article 7;

(b)	confer any right to participate in any offer or invitation by way of rights or otherwise to subscribe for additional shares or securities in the Company;

(c)	confer any right of conversion; or

(d)	confer any right to participate in any issue of bonus shares or shares issued by way of capitalisation of reserves.

Further provisions as to income

(4)
All or any of the following provisions shall apply in relation to any Dollar Preference Shares of any series (“relevant Dollar Preference Shares”) if so determined by the Board prior to allotment thereof:

(a)	(i)
if, on any Dividend Payment Date (“the relevant date”) on which a dividend (“the relevant dividend”) would otherwise fall to be paid on any relevant Dollar Preference Shares, the profits of the Company available for distribution are, in the opinion of the Board, insufficient to enable payment in full to be made of the relevant dividend, then the Board shall (after payment in full, or the setting aside of a sum required for payment in full, of all dividends payable on or before the relevant date on any shares in the capital of the Company in priority to the relevant Dollar Preference Shares) apply such profits, if any, in paying dividends to the holders of participating shares (as defined below) pro rata to the amounts of dividend on participating shares accrued and payable on or before the relevant date. For the purposes of this sub-paragraph, the expression “participating shares” shall mean the relevant Dollar Preference Shares and any other shares in the capital of the Company which rank pari passu as to participation in profits with the relevant Dollar Preference Shares and on which either (A) a dividend is payable on the relevant date or (B) arrears of cumulative dividend are unpaid at the relevant date;

(ii)
if it shall subsequently appear that any such dividend which has been paid in whole or in part should not, in accordance with the provisions of this sub-paragraph (4), have been so paid, then provided the Board shall have acted in good faith, they shall not incur any liability for any loss which any member may suffer in consequence of such payment having been made;

(b)
if the payment of any dividend on any relevant Dollar Preference Shares would breach or cause a breach of the capital adequacy requirements of the Financial Services Authority (or any successor organisation responsible for the supervision of banks in the United Kingdom) from time to time applicable to the Company and/or any of its subsidiaries, then none of such dividend shall be payable;

(c)
if a dividend or any part thereof on any relevant Dollar Preference Shares is not paid for the reasons specified in sub-paragraphs (4)(a) or (b) above, the holders of such shares shall have no claim in respect of such non-payment;

(d)
if any dividend on any relevant Dollar Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the Company may not thereafter purchase or redeem any other share capital of the Company ranking pari passu with or after the relevant Dollar Preference Shares (and may not contribute any moneys to a sinking fund for any such purchase or redemption) until such time as dividends on the relevant Dollar Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or an amount equivalent thereto shall have been paid or set aside to provide for such payment in full);

(e)
if any dividend on any relevant Dollar Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, no dividend or other distribution may thereafter be declared or paid on any other share capital of the Company ranking as to dividend after the relevant Dollar Preference Shares until such time as dividends on the relevant Dollar Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full).

Redemption

(5)	(a)
Unless otherwise determined by the Board in relation to Dollar Preference Shares of any series prior to allotment thereof, the Dollar Preference Shares shall, subject to the provisions of the Act9, be redeemable at the option of the Company.

(b)	In the case of any series of Dollar Preference Shares which are to be so redeemable:

(i)
the Company may, subject to the provisions of the Act, and sub-paragraph (5)(b)(ii) below, redeem on any Redemption Date (as hereinafter defined) all, but not merely some, of the Dollar Preference Shares of such series by giving to the holders of the Dollar Preference Shares to be redeemed not less than 30 days’ nor more than 60 days’ prior notice in writing (a “Notice of Redemption”) of the relevant Redemption Date.

“Redemption Date” means, in relation to Dollar Preference Shares of a particular series, any date mentioned in any one of (A), (B) or (C) below, as determined by the Board prior to the first allotment of Dollar Preference Shares of that series:

(A)	any date which falls on or after the First Redemption Date (as hereinafter defined); or

(B)	the First Redemption Date or any subsequent Dividend Payment Date for Dollar Preference Shares of that series; or

(C)	the First Redemption Date or any successive fifth anniversary thereof.

“First Redemption Date” means:

(D)	in relation to any relevant Dollar Preference Shares designated as:

(1)       “Series 1”, 30 June 2010;

(2)       “Series 2”, 30 June 2030; and

(3)       “Series 3”, 27 June 2013.

(E)
in relation to any other Dollar Preference Shares of a particular series, one day after such one of the following dates as shall be determined by the Board prior to the first allotment of Dollar Preference Shares of that series:

(1)	five years after the Relevant Date (as hereinafter defined);

(2)	ten years after the Relevant Date;

_______________________
9 Sections 684-689 of the Act

(3)	fifteen years after the Relevant Date;

(4)	twenty years after the Relevant Date; or

(5)	thirty years after the Relevant Date.

“Relevant Date” means, in relation to Dollar Preference Shares of a particular series, such one of the following dates as shall be determined by the Board prior to the first allotment of Dollar Preference Shares of that series:

(F)	the first date of allotment of Dollar Preference Shares of that series; or

(G)	the first Dividend Payment Date for Dollar Preference Shares of that series;

(ii)
if either of the restrictions in sub-paragraphs (4)(a) and (b) of this Article 7 applies to any dividend otherwise payable on any Redemption Date on the Dollar Preference Shares of that series, the Company may not redeem such Dollar Preference Shares on that Redemption Date;

(iii)
there shall be paid on each Dollar Preference Share so redeemed, in US dollars, the aggregate of the nominal amount thereof and any premium credited as paid up on such share together with any dividend payable on the Redemption Date;

(iv)
any Notice of Redemption given under sub-paragraph (5)(b)(i) above shall specify the applicable Redemption Date, the particular Dollar Preference Shares to be redeemed and the redemption price, and shall state the place or places at which documents of title or such other evidence as may be accepted by the Board in respect of such Dollar Preference Shares are to be presented and surrendered for redemption and payment of the redemption moneys is to be effected. Upon such Redemption Date, the Company shall redeem the particular Dollar Preference Shares to be redeemed on that date subject to the provisions of this sub-paragraph and of the Act10. No defect in the Notice of Redemption or in the giving thereof shall affect the validity of the redemption proceedings;

(v)
payments in respect of the amount due on redemption of a Dollar Preference Share shall be made by US Dollar cheque drawn on a bank in New York City or upon the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption by transfer to a US dollar account maintained by the payee with a bank in New York City or by such other method as the Board may determine. Such payment will be made against presentation and surrender of the relative certificate at the place or one of the places specified in the Notice of Redemption or against such other evidence as may be accepted by the Board. All payments in respect of redemption moneys will in all respects be subject to any applicable fiscal or other laws;

_______________________
10 Sections 684-689 of the Act

(vi)
as from the relevant Redemption Date the dividend on the Dollar Preference Shares due for redemption shall cease to accrue except on any such Dollar Preference Shares in respect of which, upon due surrender of the certificate or other evidence aforesaid, payment of the redemption moneys due on such Redemption Date shall be improperly withheld or refused, in which case such dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption moneys. Such Dollar Preference Shares shall not be treated as having been redeemed until the redemption moneys in question together with the accrued dividend thereon shall have been paid;

(vii)
if the due date for the payment of the redemption moneys on any Dollar Preference Share is not a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in US dollars and are open for general business in London and New York City (a “Dollar Business Day”), then payment of such moneys will be made on the next succeeding day which is a Dollar Business Day and without any interest or other payment in respect of such delay; and

(viii)
the receipt of the holder for the time being of any Dollar Preference Shares (or, in the case of joint registered holders, the receipt of any one of them) for the moneys payable on redemption thereof shall constitute an absolute discharge to the Company in respect thereof.

(c)	Any Dollar Preference Shares redeemed pursuant to sub-paragraph (5) of this Article 7 shall be cancelled on redemption.

Purchase

(6)
Subject to the provisions of the Act11, the Company may at any time purchase any Dollar Preference Shares (i) in the market, (ii) by tender (available alike to all holders of the same class of Dollar Preference Shares) or (iii) by private treaty, in each case upon such terms as the Board shall determine.

Consolidation and division

(7)
Pursuant to the authority given by the passing of the resolution adopting these Articles the Board may consolidate and divide and/or sub-divide any Dollar Preference Shares into shares of a larger or smaller nominal amount.

Attendance and voting at general meetings

(8)	(a)	Save as provided by its terms of issue, no Dollar Preference Share shall carry any right to attend or vote at general meetings of the Company.

_______________________
11 Sections 690-708 of the Act

(b)
If so determined by the Board prior to allotment thereof, holders of Dollar Preference Shares of any series shall have the right to attend and vote at general meetings of the Company in the following circumstances:

(i)
if any dividend on any Dollar Preference Shares of that series in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the right to attend and vote at general meetings of the Company until such time as dividends on those Dollar Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full); and

(ii)	in such other circumstances, and upon and subject to such terms, as the Board may determine prior to allotment of such Dollar Preference Shares.

(c)
Whenever holders of Dollar Preference Shares are entitled to vote on a resolution at a general meeting, on a show of hands every such holder who is present, in person or by proxy, shall have one vote and on a poll every such holder who is present, in person or by proxy, shall have one vote per Dollar Preference Share held by him or such number of votes per share as the Board shall determine prior to allotment of such share.

(d)
Holders of Dollar Preference Shares having a registered address or address for correspondence within the United Kingdom, or who have provided the Company with an address to which notices, documents or other information may be sent using electronic means, shall have the right to have sent to them (at the same time as the same are sent to the holders of Ordinary Shares) all notices, documents and other information sent out by the Company to the holders of Ordinary Shares.

Further preference shares

(9)
The special rights attached to any Dollar Preference Shares of any series allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any other preference shares or further shares in any currency (“new shares”) ranking as regards participation in the profits and assets of the Company pari passu with such Dollar Preference Shares and so that any new shares ranking pari passu with such Dollar Preference Shares may either carry rights and restrictions identical in all respects with such Dollar Preference Shares or any of them or rights and restrictions differing therefrom in any respect including but without prejudice to the generality of the foregoing in that:

(a)	the rate of and/or basis of calculation of dividend may differ and the dividend may be cumulative or non-cumulative;

(b)	the new shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates of payment of dividend may differ;

(c)	a premium may be payable on return of capital or there may be no such premium;

(d)
the new shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable, and if redeemable at the option of the Company they may be redeemable at different dates and on different terms from those applying to the Dollar Preference Shares; and/or

(e)
the new shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Dollar Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

Variation of class rights

(10)	(a)	Subject to the provisions of the Act12:

(i)
all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to the Dollar Preference Shares may from time to time (whether or not the Company is being wound up) be varied or abrogated with the consent in writing of the holders of not less than three-quarters in nominal value of the Dollar Preference Shares of all series in issue or with the sanction of a special resolution passed at a separate general meeting of the holders of the Dollar Preference Shares, voting as a single class without regard for series; and

(ii)
all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to Dollar Preference Shares of any series may be varied or abrogated so as to affect adversely such rights on a basis different from any other series of Dollar Preference Shares with the consent in writing of the holders of not less than three-quarters in nominal value of the Dollar Preference Shares of such series or with the sanction of a special resolution passed at a separate general meeting of the holders of Dollar Preference Shares of such series.

(b)
All the provisions of these Articles as to general meetings of the Company shall mutatis mutandis apply to any such separate general meeting, but so that the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every share of the class held by him, that any holder of shares of the class present in person or by proxy may demand a poll and that at any adjourned meeting of the holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum.

(c)
Unless otherwise provided by its terms of issue, the rights attached to any Dollar Preference Share shall not be deemed to be varied or abrogated by a reduction of any share capital or purchase by the Company or redemption of any share capital in each case ranking as regards participation in the profits and assets of the Company in priority to or pari passu with or after such Dollar Preference Share.

_______________________
12 Sections 630-640 of the Act

8	Rights of the Euro Preference Shares

8.1	The following rights and restrictions shall be attached to any Euro Preference Shares that may, from time to time, be in issue:

(1)
The Euro Preference Shares shall rank pari passu inter se and with the Dollar Preference Shares and the Sterling Preference Shares and with all other shares expressed to rank pari passu therewith. They shall confer the rights and be subject to the limitations set out in this Article 8. They shall also confer such further rights (not being inconsistent with the rights set out in this Article 8) and be subject to such further limitations and restrictions as may be attached by the Board to such shares prior to allotment. Whenever the Board has power under this Article 8 to determine any of the rights attached to any of the Euro Preference Shares, the rights so determined need not be the same as those attached to the Euro Preference Shares which have then been allotted or issued. The Euro Preference Shares may be issued in one or more separate series and each series shall be identified in such manner as the Board may determine without any such determination or identification requiring any alteration to these Articles.

(2)	Each Euro Preference Share shall confer the following rights as to dividend and capital:

Income

(a)
the right (subject to the provisions of sub-paragraph (4) of this Article 8, if applicable) in priority to the payment of any dividend to the holders of Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Dollar Preference Shares, the Sterling Preference Shares and any other shares expressed to rank pari passu therewith as regards income and (ii) any shares which by their terms rank in priority to the Euro Preference Shares as regards income) to a non-cumulative preferential dividend in euro payable at such rate (whether fixed, variable or floating or to be determined by a specified procedure, mechanism or formula) on such dates (each a “Dividend Payment Date”) and on such other terms and conditions as may be determined by the Board prior to allotment thereof;

Capital

(b)
the right in a winding up of the Company (but not, unless otherwise provided by the terms of issue of such share, upon a redemption, reduction or purchase by the Company of any of its share capital) to receive in euro out of the assets of the Company available for distribution to its members in priority to any payment to the holders of the Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Dollar Preference Shares, the Sterling Preference Shares and any other shares expressed to rank pari passu therewith as regards repayment of capital and (ii) any shares which by their terms rank in priority to the Euro Preference Shares as regards repayment of capital):

(i)	a sum equal to:

(A)	the amount of any dividend which is due for payment after the date of commencement of the winding up but which is payable in respect of a period ending on or before such date; and

(B)
if the date of commencement of the winding up falls before the last day of a period in respect of which a dividend would have been payable and which began before such date, any further amount of dividend which would have been payable had the day before such date been the last day of that period but only to the extent that any such amount or further amount was, or would have been, payable as a dividend in accordance with or pursuant to this Article 8; and

(ii)
subject thereto, a sum equal to the amount paid up or credited as paid up on such share together with such premium (if any) as may be determined by the Board (or by a procedure, mechanism or formula determined by the Board) prior to allotment thereof (and so that the Board may determine that such premium is payable only in specified circumstances).

Limitations

(3)	No Euro Preference Share shall;

(a)	confer any right to participate in the profits or assets of the Company other than that set out in sub-paragraphs (2)(a) and (b) of this Article 8;

(b)	confer any right to participate in any offer or invitation by way of rights or otherwise to subscribe for additional shares or securities in the Company;

(c)	confer any right of conversion; or

(d)	confer any right to participate in any issue of bonus shares or shares issued by way of capitalisation of reserves.

Further provisions as to income

(4)	All or any of the following provisions shall apply in relation to any Euro Preference Shares of any series (“relevant Euro Preference Shares”) if so determined by the Board prior to allotment thereof;

(a)	(i)
if, on any Dividend Payment Date (“the relevant date”) on which a dividend (“the relevant dividend”) would otherwise fall to be paid on any relevant Euro Preference Shares, the profits of the Company available for distribution are, in the opinion of the Board, insufficient to enable payment in full to be made of the relevant dividend, then the Board shall (after payment in full, or the setting aside of a sum required for payment in full, of all dividends payable on or before the relevant date on any shares in the capital of the Company in priority to the relevant Euro Preference Shares) apply such profits, if any, in paying dividends to the holders of participating shares (as defined below) pro rata to the amounts of dividend on participating shares accrued and payable on or before the relevant date. For the purposes of this sub-paragraph, the expression “participating shares” shall mean the relevant Euro Preference Shares and any other shares in the capital of the Company which rank pari passu as to participation in profits with the relevant Euro Preference Shares and on which either (A) a dividend is payable on the relevant date or (B) arrears of cumulative dividend are unpaid at the relevant date;

(ii)
if it shall subsequently appear that any such dividend which has been paid in whole or in part should not, in accordance with the provisions of this sub-paragraph (4), have been so paid, then provided the Board shall have acted in good faith, they shall not incur any liability for any loss which any member may suffer in consequence of such payment having been made;

(b)
if the payment of any dividend on any relevant Euro Preference Shares would breach or cause a breach of the capital adequacy requirements of the Financial Services Authority (or any successor organisation responsible for the supervision of banks in the United Kingdom) from time to time applicable to the Company and/or any of its subsidiaries, then none of such dividend shall be payable;

(c)
if a dividend or any part thereof on any relevant Euro Preference Shares is not paid for the reasons specified in sub-paragraphs (4)(a) or (b) above, the holders of such shares shall have no claim in respect of such non-payment;

(d)
if any dividend on any relevant Euro Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the Company may not thereafter purchase or redeem any other share capital of the Company ranking pari passu with or after the relevant Euro Preference Shares (and may not contribute any moneys to a sinking fund for any such purchase or redemption) until such time as dividends on the relevant Euro Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or an amount equivalent thereto shall have been paid or set aside to provide for such payment in full);

(e)
if any dividend on any relevant Euro Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, no dividend or other distribution may thereafter be declared or paid on any other share capital of the Company ranking as to dividend after the relevant Euro Preference Shares until such time as dividends on the relevant Euro Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full).

Redemption

(5)	(a)
Unless otherwise determined by the Board in relation to Euro Preference Shares of any series prior to allotment thereof, the Euro Preference Shares shall, subject to the provisions of the Act13, be redeemable at the option of the Company.

(b)	In the case of any series of Euro Preference Shares which are to be so redeemable:

_______________________
13 Sections 684-689 of the Act

(i)
the Company may, subject to the provisions of the Act and sub-paragraph (5)(b)(ii) below, redeem on any Redemption Date (as hereinafter defined) all, but not merely some, of the Euro Preference Shares of such series by giving to the holders of the Euro Preference Shares to be redeemed not less than 30 days’ nor more than 60 days’ prior notice in writing (a “Notice of Redemption”) of the relevant Redemption Date.

“Redemption Date” means, in relation to Euro Preference Shares of a particular series, any date mentioned in any one of (A), (B) or (C) below, as determined by the Board prior to the first allotment of Euro Preference Shares of that series:

(A)	any date which falls on or after the First Redemption Date (as hereinafter defined); or

(B)	the First Redemption Date or any subsequent Dividend Payment Date for Euro Preference Shares of that series; or

(C)	the First Redemption Date or any successive fifth anniversary thereof.

“First Redemption Date” means:

(D)	in relation to any Euro Preference Shares designated as:

(1)	“Series 1”, 30 June 2012;

(2)	“Series 2”, 24 March 2014; and

(3)	“Series 3”, 29 March 2016.

(E)
in relation to any other Euro Preference Shares of a particular series, one day after such one of the following dates as shall be determined by the Board prior to the first allotment of Euro Preference Shares of that series:

(1)	five years after the Relevant Date (as hereinafter defined);

(2)	ten years after the Relevant Date;

(3)	fifteen years after the Relevant Date;

(4)	twenty years after the Relevant Date; or

(5)	thirty years after the Relevant Date.

“Relevant Date” means, in relation to Euro Preference Shares of a particular series, such one of the following dates as shall be determined by the Board prior to the first allotment of Euro Preference Shares of that series:

(F)	the first date of allotment of Euro Preference Shares of that series; or

(G)	the first Dividend Payment Date for Euro Preference Shares of that series;

(ii)
if either of the restrictions in sub-paragraphs (4)(a) and (b) of this Article 8 applies to any dividend otherwise payable on any Redemption Date on the Euro Preference Shares of that series, the Company may not redeem such Euro Preference Shares on that Redemption Date;

(iii)
there shall be paid on each Euro Preference Share so redeemed, in euro, the aggregate of the nominal amount thereof and any premium credited as paid up on such share together with any dividend payable on the Redemption Date;

(iv)
any Notice of Redemption given under sub-paragraph (5)(b)(i) above shall specify the applicable Redemption Date, the particular Euro Preference Shares to be redeemed and the redemption price, and shall state the place or places at which documents of title or such other evidence as may be accepted by the Board in respect of such Euro Preference Shares are to be presented and surrendered for redemption and payment of the redemption moneys is to be effected. Upon such Redemption Date, the Company shall redeem the particular Euro Preference Shares to be redeemed on that date subject to the provisions of this sub-paragraph and of the Act14. No defect in the Notice of Redemption or in the giving thereof shall affect the validity of the redemption proceedings;

(v)
payments in respect of the amount due on redemption of a Euro Preference Share shall be made by euro cheque drawn on a bank in a member state of the European Union (or such other country participating in European Monetary Union from time to time) or upon the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption by transfer to a euro account maintained by the payee with a bank in a member state of the European Union (or such other country participating in European Monetary Union from time to time) or by such other method as the Board may determine. Such payment will be made against presentation and surrender of the relative certificate at the place or one of the places specified in the Notice of Redemption or against such other evidence as may be accepted by the Board. All payments in respect of redemption moneys will in all respects be subject to any applicable fiscal or other laws;

(vi)
as from the relevant Redemption Date the dividend on the Euro Preference Shares due for redemption shall cease to accrue except on any such Euro Preference Shares in respect of which, upon due surrender of the certificate or other evidence aforesaid, payment of the redemption moneys due on such Redemption Date shall be improperly withheld or refused, in which case such dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption moneys. Such Euro Preference Shares shall not be treated as having been redeemed until the redemption moneys in question together with the accrued dividend thereon shall have been paid;

_______________________
14 Sections 684-689 of the Act

(vii)
if the due date for the payment of the redemption moneys on any Euro Preference Share is not a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System (or any successor system) is open (a “Euro Business Day”), then payment of such moneys will be made on the next succeeding day which is a Euro Business Day and without any interest or other payment in respect of such delay; and

(viii)
the receipt of the holder for the time being of any Euro Preference Shares (or, in the case of joint registered holders, the receipt of any one of them) for the moneys payable on redemption thereof shall constitute an absolute discharge to the Company in respect thereof.

(c)	Any Euro Preference Shares redeemed pursuant to sub-paragraph (5) of this Article 8 shall be cancelled on redemption.

Purchase

(6)
Subject to the provisions of the Act15, the Company may at any time purchase any Euro Preference Shares (i) in the market, (ii) by tender (available alike to all holders of the same class of Euro Preference Shares) or (iii) by private treaty, in each case upon such terms as the Board shall determine.

Consolidation and division

(7)
Pursuant to the authority given by the passing of the resolution adopting these Articles the Board may consolidate and divide and/or sub-divide any Euro Preference Shares into shares of a larger or smaller nominal amount.

Attendance and voting at general meetings

(8)	(a)	Save as provided by its terms of issue, no Euro Preference Share shall carry any right to attend or vote at general meetings of the Company.

(b)
If so determined by the Board prior to allotment thereof, holders of Euro Preference Shares of any series shall have the right to attend and vote at general meetings of the Company in the following circumstances:

(i)
if any dividend on any Euro Preference Shares of that series in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the right to attend and vote at general meetings of the Company until such time as dividends on those Euro Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full); and

(ii)	in such other circumstances, and upon and subject to such terms, as the Board may determine prior to allotment of such Euro Preference Shares.

(c)
Whenever holders of Euro Preference Shares are entitled to vote on a resolution at a general meeting, on a show of hands every such holder who is present, in person or by proxy, shall have one vote and on a poll every such holder who is present, in person or by proxy, shall have one vote per Euro Preference Share held by him or such number of votes per share as the Board shall determine prior to allotment of such share.

_______________________
15 Sections 690-708 of the Act

(d)
Holders of Euro Preference Shares having a registered address or address for correspondence within the United Kingdom, or who have provided the Company with an address to which notices, documents or other information may be sent using electronic means, shall have the right to have sent to them (at the same time as the same are sent to the holders of Ordinary Shares) all notices, documents and other information sent out by the Company to the holders of Ordinary Shares.

Further preference shares

(9)
The special rights attached to any Euro Preference Shares of any series allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any other preference shares or further shares in any currency (“new shares”) ranking as regards participation in the profits and assets of the Company pari passu with such Euro Preference Shares and so that any new shares ranking pari passu with such Euro Preference Shares may either carry rights and restrictions identical in all respects with such Euro Preference Shares or any of them or rights and restrictions differing therefrom in any respect including but without prejudice to the generality of the foregoing in that:

(a)	the rate of and/or basis of calculation of dividend may differ and the dividend may be cumulative or non-cumulative;

(b)	the new shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates of payment of dividend may differ;

(c)	a premium may be payable on return of capital or there may be no such premium;

(d)
the new shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable, and if redeemable at the option of the Company they may be redeemable at different dates and on different terms from those applying to the Euro Preference Shares; and/or

(e)
the new shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Euro Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

Variation of class rights

(10)	(a)	Subject to the provisions of the Act16:

(i)
all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to the Euro Preference Shares may from time to time (whether or not the Company is being wound up) be varied or abrogated with the consent in writing of the holders of not less than three-quarters in nominal value of the Euro Preference Shares of all series in issue or with the sanction of a special resolution passed at a separate general meeting of the holders of the Euro Preference Shares, voting as a single class without regard for series; and

_______________________
16 Sections 630-640 of the Act

(ii)
all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to Euro Preference Shares of any series may be varied or abrogated so as to affect adversely such rights on a basis different from any other series of Euro Preference Shares with the consent in writing of the holders of not less than three-quarters in nominal value of the Euro Preference Shares of such series or with the sanction of a special resolution passed at a separate general meeting of the holders of Euro Preference Shares of such series.

(b)
All the provisions of these Articles as to general meetings of the Company shall mutatis mutandis apply to any such separate general meeting, but so that the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every share of the class held by him, that any holder of shares of the class present in person or by proxy may demand a poll and that at any adjourned meeting of the holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum.

(c)
Unless otherwise provided by its terms of issue, the rights attached to any Euro Preference Share shall not be deemed to be varied or abrogated by a reduction of any share capital or purchase by the Company or redemption of any share capital in each case ranking as regards participation in the profits and assets of the Company in priority to or pari passu with or after such Euro Preference Share.

9           Rights of the Non-voting Deferred Shares

9.1	The following rights and restrictions shall be attached to any Non-voting Deferred Shares that may, from time to time, be in issue:

(1)	As regards income

The holders of the Non-voting Deferred Shares shall not be entitled to receive any dividend out of the profits of the Company available for distribution and resolved to be distributed in respect of any financial year.

(2)	As regards capital

On a distribution of assets on a winding-up or other return of capital (otherwise than on conversion or redemption or purchase by the Company of any of its shares) the holders of the Non-voting Deferred Shares shall be entitled to receive the amount paid up on their shares after there shall have been distributed (in cash or specie) to the holders of the Ordinary Shares the amount of £10,000,000 in respect of each Ordinary Share held by them respectively. For this purpose distributions in currency other than sterling shall be treated as converted into sterling, and the value of any distribution in specie shall be ascertained in sterling, in each case in such manner as the Board or the Company in general meeting may approve. The Non-voting Deferred Shares shall not entitle the holders thereof to any further or other right of participation in the assets of the Company.

(3)	As regards voting

The holders of Non-voting Deferred Shares shall not be entitled to receive notice of or to attend (either personally or by proxy) any general meeting of the Company or to vote (either personally or by proxy) on any resolution to be proposed thereat.

(4)	Variation

The rights attached to the Non-voting Deferred Shares shall not be deemed to be varied or abrogated by the creation or issue of any new shares ranking in priority to or pari passu with or subsequent to such shares.

10           Allotment

10.1
Subject to the provisions of the Act17 and to any relevant authority of the Company in general meeting required by the Act, the Board may allot (with or without conferring rights of renunciation), grant options over, offer or otherwise deal with or dispose of shares or grant rights to subscribe for or convert any security into shares of the Company, to such persons (including the Directors themselves), at such times and generally on such terms and conditions as the Board may decide, provided that no share shall be issued at a discount.

10.2	(a)
This Article 10.2 applies to any rights issue of any New Securities (as hereinafter defined) or any invitation to subscribe for any such securities which the Company may make in favour of holders of Ordinary Shares.

(b)
Whenever this Article 10.2 applies, the Company shall subject to the following provisions of this Article 10.2 extend the same invitation to all holders of Ordinary Shares at the same price and on the same terms.

(c)	Notwithstanding anything herein contained, whenever this Article 10.2 applies:

(i)
the Board may make such exclusions or other arrangements as the Board may deem necessary or expedient in relation to fractional entitlements or securities represented by depositary receipts or having regard to any restrictions, limits, obligations or legal problems under the laws of or the requirements of any regulatory body or stock exchange in any territory or otherwise howsoever;

(ii)	the Board may determine that the price per New Security may be converted into such currency or currencies at such rate or rates of exchange as the Board may in its absolute discretion determine;

(iii)
if the Board determines to exercise the power conferred by sub-paragraph (c)(ii) above, it need not exercise such power in the same manner or to the same extent in relation to all holders of Ordinary Shares but may exercise such power in relation to such holders of Ordinary Shares and in such manner and to such extent as it shall in its absolute discretion think fit.

_______________________
17 Sections 549 - 579 of the Act

(d)	In this Article 10.2, "New Securities" means Ordinary Shares or any securities conferring the right to subscribe for or convert into or to exchange such security for Ordinary Shares.

10.3	The Board may issue shares which, in its absolute discretion, may be held as certificated shares or uncertificated shares, and these Articles shall be construed accordingly.

11	Redeemable shares

11.1
Subject to the provisions of the Act18 and to any special rights for the time being attached to any existing shares, any share may be issued which is, or at the option of the Company or of the holder of such share is liable, to be redeemed on such terms and conditions and in such manner as these Articles may provide or the Directors may determine.

12	Power to attach rights

12.1
Subject to the provisions of the Act19 and to any special rights for the time being attached to any existing shares, any shares may be allotted or issued with or have attached to them such preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, transfer, return of capital or otherwise, as the Company may from time to time by ordinary resolution determine or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the Board may determine.

13	Share warrants to bearer

13.1
The Company may issue, under the Seal, share warrants to bearer in respect of any fully paid shares in the Company, stating that the bearer is entitled to the shares represented thereby, and the Company may provide by coupons or otherwise for the payment of any future dividends on the shares so represented. Such powers shall be vested in the Board which may determine and from time to time vary the conditions upon which warrants shall be issued. Without prejudice to the generality of the foregoing, the Board may determine the conditions upon which any warrant or coupon shall be replaced, but so that, in the case of the loss of a warrant or coupon, no replacement warrant or coupon shall be issued unless the Board is satisfied beyond reasonable doubt that the original has been destroyed, and the Board may also determine the conditions upon which the bearer of a warrant shall be entitled to receive notice of, and to attend and vote and demand a poll at, general meetings of the Company and to join in requisitioning or convening general meetings, and upon which a warrant may be surrendered and the name of the bearer entered in the register in respect of the shares represented thereby. Subject to such conditions and to the provisions of these Articles and of the Act20, the bearer of a warrant shall be deemed to be a member for all purposes. The bearer of a warrant shall hold the same subject to the conditions for the time being in force in regard to warrants for shares of the same class of shares to which the warrant relates and whether such conditions are determined by the Board before or after the issue of such warrant.

_______________________
18 Sections 684-689 of the Act
19 Sections 549-609 of the Act
20 Section 122 of the Act

14	Commission and brokerage

14.1
The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Act.  Subject to the provisions of the Act21, any such commission or brokerage may be satisfied by the payment of cash, the allotment of fully or partly paid shares, the grant of an option to call for an allotment of shares or any combination of such methods.

15	Trusts not to be recognised

15.1
Except as otherwise expressly provided by these Articles, as required by law or as ordered by a court of competent jurisdiction, the Company shall not recognise any person as holding any share on any trust, and (except as aforesaid) the Company shall not be bound by or recognise (even if having notice of it) any equitable, contingent, future, partial or other claim to or interest in any share except an absolute right of the holder to the whole of the share.

SHARE CERTIFICATES

16	Right to certificates

16.1
On becoming the holder of any certificated share every person (except a recognised person in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) shall be entitled, without charge, to receive within two months after allotment or lodgment of a transfer (unless the terms of issue of the shares provide otherwise) one certificate for all the shares of each class registered in his name. Such certificate shall specify the number, class and distinguishing numbers (if any) of the shares in respect of which it is issued and the amount or respective amounts paid up thereon.

16.2
If and so long as all the issued shares of the Company or all the issued shares of a particular class are fully paid up and rank pari passu for all purposes, then none of those shares shall bear a distinguishing number. In all other cases each share shall bear a distinguishing number.

16.3
The Company shall not be bound to issue more than one certificate in respect of shares held jointly by two or more persons. Delivery of a certificate to the person first named on the Register shall be sufficient delivery to all joint holders.

16.4	Where a member (other than a recognised person) has transferred part only of the shares comprised in a certificate, he shall be entitled without charge to a certificate for the balance of such shares.

16.5	No certificate shall be issued representing shares of more than one class, or in respect of shares held by a recognised person.

_______________________
21 Sections 552 and 553 of the Act

17	Replacement certificates

17.1
Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu thereof, without charge, on surrender of the original certificates for cancellation.

17.2
If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu thereof two or more share certificates representing such shares in such proportions as he may specify, the Board may, if it thinks fit, comply with such request.

17.3
If any share certificate shall be defaced, worn out, destroyed or lost, it may be renewed on such terms as to provision of evidence and indemnity (with or without security) and, without prejudice to the provisions of Article 17.5 below, to payment of any exceptional 'out of pocket' expenses, including those incurred by the Company in investigating such evidence and preparing such indemnity and security, as the Board may decide, and on surrender of the original certificate (where it is defaced, damaged or worn out) but without further charge.

17.4	In the case of shares held jointly by several persons, any such request as is mentioned in this Article 17 may be made by any one of the joint holders.

17.5
If the Board so requires, a fee shall be paid in any jurisdiction in which all or any shares are for the time being listed or traded on a stock exchange in that jurisdiction before the issue of any new certificate, whether the same is issued as a result of a transfer or transmission of the shares to which it relates or the splitting up of an existing certificate provided always that such fee shall not exceed the maximum such fee prescribed or permitted from time to time by the relevant stock exchange or by a relevant regulatory body in that jurisdiction.

UNCERTIFICATED SHARES

18           Uncertificated shares

18.1
Notwithstanding anything in these Articles to the contrary, any shares in the Company may be issued, held, registered, converted to, transferred or otherwise dealt with as certificated shares or uncertificated shares and converted from uncertificated shares to certificated shares in accordance with the Regulations and practices instituted by the Operator of the relevant system.  Any provisions of these Articles shall not apply to any uncertificated shares to the extent that such provisions are inconsistent with:

(a)           the holding of uncertificated shares;

(b)	the transfer of title to shares by means of the relevant system; or

(c)           any provision of the Regulations.

18.2	Without prejudice to the generality and effectiveness of the foregoing:

(a)	Articles 16 and 17 shall not apply to uncertificated shares;

(b)
references in these Articles to a requirement on any person to execute or deliver an instrument of transfer or certificate or other document shall, in the case of uncertificated shares, be treated as references to a requirement to comply with any relevant requirements of the relevant system relating to the transfer of such shares and any relevant arrangements or regulations which the Board may make from time to time pursuant to sub-paragraph (e) of this Article 18.2;

(c)
the Company shall enter on the Principal Register the number of certificated shares and uncertificated shares which are held by each member and shall maintain the Principal Register in each case as is required by the Regulations and the relevant system and, unless the Board otherwise determines, holdings of certificated shares and uncertificated shares by the same holder or joint holders may be treated by the Company as separate holdings for such purpose or purposes as the Board may in its absolute discretion determine;

(d)
a class of share shall not be treated as two classes by virtue only of that class comprising both certificated shares and uncertificated shares or as a result of any provision of these Articles or the Regulations which applies only in respect of certificated shares or uncertificated shares;

(e)
the Board may make such arrangements or regulations (if any) as it may from time to time in its absolute discretion think fit in relation to the evidencing and transfer of uncertificated shares and otherwise for the purpose of implementing and/or supplementing the provisions of these Articles in relation to uncertificated shares and the Regulations and the facilities and requirements of the relevant system and such arrangements and regulations (as the case may be) shall have the same effect as if set out in these Articles;

(f)
the Board may utilise the relevant system to the fullest extent available from time to time in the exercise of the Company’s powers or functions under the Act or these Articles or otherwise in effecting any actions; and

(g)
the Board may resolve that a class of shares is to become a participating security (within the meaning of the Regulations) and may at any time determine that a class of shares shall cease to be a participating security.

18.3
Where any class of shares in the capital of the Company is a participating security and the Company is entitled under any provisions of the Act or the rules made and practices instituted by the Operator of the relevant system or under these Articles to dispose of, forfeit, enforce a lien or sell or otherwise procure the sale of any uncertificated shares, such entitlement (to the extent permitted by the Regulations and the rules made and practices instituted by the Operator of the relevant system) shall include the right to:

(a)	request or require the deletion of any computer-based entries in the relevant system relating to the holding of such uncertificated shares; and/or

(b)
require any holder of any uncertificated shares which are the subject of any exercise by the Company of any such entitlement, by notice in writing to the holder concerned, to change his holding of such uncertificated shares into certificated shares within such period as may be specified in the notice, prior to completion of any disposal, sale or transfer of such shares or direct the holder to take such steps, by instructions given by means of the relevant system or otherwise, as may be necessary to sell or transfer such shares; and/or

(c)
appoint any person to take such other steps, by instruction given by means of the relevant system or otherwise, in the name of the holder of such shares as may be required to effect transfer of such shares and such steps shall be as effective as if they had been taken by the registered holder of the uncertificated shares concerned; and/or

(d)
transfer any uncertificated shares which are the subject of any exercise by the Company of any such entitlement by entering the name of the transferee in the Principal Register in respect of that share as a transferred share; and/or

(e)	otherwise rectify or change the Principal Register in respect of that share in such manner as may be appropriate; and/or

(f)	take such other action as may be necessary to enable those shares to be registered in the name of the person to whom the shares have been sold or disposed of or as directed by him.

LIEN ON SHARES

19	Lien on shares not fully paid

19.1
The Company shall have a first and paramount lien on any of its shares which are not fully paid, to the extent and in the circumstances permitted by the Act22. The Board may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article 19.

20	Enforcement of lien by sale

20.1
The Board may sell all or any of the shares subject to any lien at such time or times and in such manner as it may determine. However, no sale shall be made until such time as the moneys in respect of which such lien exists or some part thereof are or is presently payable or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, and until a demand and notice in writing stating the amount due or specifying the liability or engagement and demanding payment or fulfilment or discharge thereof and giving notice of intention to sell in default shall have been served on the member or the persons (if any) entitled by transmission to the shares (as the case may be), and default in payment, fulfilment or discharge shall have been made by him or them for 14 clear days after service of such notice. For giving effect to any such sale, the Board may authorise some person to execute an instrument of transfer of the shares sold in the name and on behalf of the member of or the persons (if any) entitled by transmission to the shares (as the case may be) in favour of the purchaser or as the purchaser may direct. The purchaser shall not be bound to see to the application of the purchase consideration, and the title of the purchaser to the shares shall not be affected by any act, omission, irregularity or invalidity relating to or connected with the proceedings in reference to the sale.

_______________________
22 Section 670 of the Act

21           Application of proceeds of sale

21.1
The net proceeds of any sale of shares subject to any lien, after payment of the expenses of sale, shall be applied in or towards satisfaction of so much of the amount due to the Company, or of the liability or engagement (as the case may be) as is presently payable or is liable to be presently fulfilled or discharged. The balance (if any) shall (on surrender to the Company for cancellation of the certificate for the shares sold, and subject to a like lien for any moneys not presently payable or any liability or engagement not liable to be presently fulfilled or discharged as existed on the shares before the sale) be paid (without interest) to the member or the person (if any) entitled by transmission to the shares so sold (as the case may be).

CALLS ON SHARES

22	Calls

22.1
Subject to the terms of allotment of shares, the Board may from time to time make calls on the members in respect of any moneys unpaid on the shares or any class of shares held by them respectively (whether in respect of nominal value or premium) and not payable on a date fixed by or in accordance with the terms of issue. Each member shall (subject to receiving at least 14 clear days' notice specifying when and where payment is to be made and whether or not by instalments) be liable to pay the amount of every call so made on him as required by the notice. A call shall be deemed to have been made at the time when the resolution of the Board authorising such call was passed or (as the case may require) any person to whom power has been delegated pursuant to these Articles serves notice of exercise of such power. A call may be required to be paid by instalments and may, before receipt by the Company of any sum due thereunder, be either revoked or postponed in whole or part as regards all or any member(s) as the Board may determine. A person on whom a call is made shall remain liable notwithstanding the subsequent transfer of the shares in respect of which the call was made. The joint holders of a share shall be jointly and severally liable for the payment of all calls in respect thereof.

23	Interest on calls

23.1
If the whole of the sum payable in respect of any call is not paid on or before the day appointed for payment, the person from whom it is due and payable shall pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment, together with interest on the unpaid amount from the day appointed for payment thereof to the day of actual payment (both days inclusive) at the rate fixed by the terms of the allotment of the share or in the notice of the call or, if no rate is so fixed, at such rate, not exceeding 15 per cent. per annum, as the Board shall determine. The Board may waive payment of such costs, charges, expenses or interest in whole or in part.

24	Rights of member when call unpaid

24.1
No member shall, unless the Board otherwise determines, be entitled to receive any dividend or to be present and vote at any general meeting either personally or (save as proxy for another member) by proxy, or be reckoned in a quorum, or to exercise any other privilege as a member unless and until he shall have paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any) payable by such member to the Company.

25	Sums due on allotment treated as calls

25.1
Any sum payable in respect of a share on allotment or at any fixed date, whether in respect of the nominal value of the share or by way of premium or as an instalment of a call, shall for the purposes of these Articles be deemed to be a call duly made. If it is not paid, the provisions of these Articles shall apply as if such amount had become due and payable by virtue of a call.

26	Power to differentiate

26.1	The Board may make arrangements on the allotment or issue of shares for a difference as between the allottees or holders of such shares in the amount and time of payment of calls.

27	Payment in advance of calls

27.1
The Board may, if it thinks fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid on the shares held by him. Such payment in advance of calls shall extinguish pro tanto the liability on the shares in respect of which it is made. The Company may pay interest on the money paid in advance, or so much of it as exceeds the amount for the time being called up on the shares in respect of which such advance has been made, at such rate as the Board may decide. The Board may at any time repay the amount so advanced on giving to such member not less than three months' notice in writing, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.

28	Delegation of power to make calls

28.1
If any uncalled capital of the Company is included in or charged by any mortgage or other security, the Board may delegate to the person in whose favour such mortgage or security is executed, or to any other person in trust for him, the power to make calls on the members in respect of such uncalled capital, to sue in the name of the Company or otherwise for the recovery of moneys becoming due in respect of calls so made and to give valid receipts for such moneys. The power so delegated shall subsist during the continuance of the mortgage or security, notwithstanding any change of Directors, and shall be assignable if expressed so to be.

29	Indemnity against claims in respect of shares

29.1
Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability on the Company to make any payment, or empowers any government or taxing authority or government official to require the Company to make any payment, in respect of any shares held either jointly or solely by any member or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such member by the Company or in respect of any such shares or for or on account or in respect of any member and whether in consequence of:

(a)	the death of such member;

(b)	the non-payment of any income tax or other tax by such member;

(c)	the non-payment of any estate, probate, succession, death, stamp or other duty by the executor or administrator of such member, or by or out of his estate; or

(d)	any other act or thing;

the Company in every such case:

(i)	shall be fully indemnified by such member or his executor or administrator from all liability arising by virtue of such law; and

(ii)
may recover as a debt due from such member or his executor or administrator (wherever constituted or residing) any moneys paid by the Company under or in consequence of any such law, together with interest thereon at the rate of 15 per cent. per annum thereon from the date of payment to the date of repayment.

29.2
Nothing contained in this Article 29 shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such member as aforesaid, his executor, administrator and estate wherever constituted or situated, and any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

FORFEITURE OF SHARES

30	Notice if call not paid

30.1
If any member fails to pay the whole of any call or any instalment of any call on or before the day appointed for payment, the Board may at any time serve a notice in writing on such member or on any person entitled to the shares by transmission, requiring payment, on a date not less than 14 clear days from the date of the notice, of the amount unpaid and any interest which may have accrued thereon and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where the payment is to be made and state that, if the notice is not complied with, the shares in respect of which such call was made will be liable to be forfeited.

31	Forfeiture for non-compliance

31.1
If the notice referred to in Article 30 is not fully complied with, any share in respect of which it was given may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

31.2
If any person from whom any call or interest thereon or any part thereof is due, and whose share has been declared forfeited for non-payment thereof, shows to the satisfaction of the Board that he is unable to pay the whole amount then remaining due from him in respect of such call or interest, the Board may accept from him such sum by way of composition for and in lieu of the whole amount so then due from him as the Board may determine; and upon the payment of such composition may discharge him from all claims and demands whatsoever then remaining due in respect of such call and interest; but no such composition shall be accepted from any person while he continues to be a member in his own right in respect of any share besides the share so forfeited, or shall give him any claim to or in respect of the share so forfeited.

32	Notice after forfeiture

32.1
When any share has been forfeited, notice of the forfeiture shall be served on the person who was before forfeiture the holder of the share or the person (if any) entitled to such share by transmission (as the case may be). An entry of such notice having been given and of the forfeiture with the date thereof shall forthwith be made in the Register in respect of such share. However, no forfeiture shall be invalidated by any omission to give such notice or to make such entry as aforesaid.

33	Forfeiture may be annulled

33.1
The Board may, at any time before any share so forfeited has been cancelled or sold, re-allotted or otherwise disposed of, annul the forfeiture, on the terms of payment of all calls and interest due thereon and all expenses incurred in respect of the share and on such further terms (if any) as the Board shall see fit.

34	Surrender

34.1	The Board may accept a surrender of any share liable to be forfeited. In such case references in these Articles to forfeiture shall include surrender.

35	Disposal of forfeited shares

35.1
Every share which shall be forfeited shall thereupon become the property of the Company. Subject to the provisions of the Act23, any such share may be sold, re-allotted or otherwise disposed of, either to the person who was before forfeiture the holder thereof or entitled thereto or to any other person, on such terms and in such manner as the Board shall determine. The Board may for the purposes of the disposal authorise some person to transfer the shares in question and may enter the name of the transferee in respect of the transferred shares in the Register notwithstanding the absence of any share certificate being lodged in respect thereof and may issue a new certificate to the transferee and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or the person (if any) entitled by transmission to (as the case may be), the shares. The Company may receive the consideration (if any) given for the share on its disposal.

36	Effect of forfeiture

36.1
A member whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited. He shall nevertheless be liable to pay to the Company all calls made and not paid on such shares at the time of forfeiture, and interest thereon from the date of the forfeiture to the date of payment (both dates inclusive), in the same manner in all respects as if the shares had not been forfeited, and to satisfy all (if any) claims, demands and liabilities which the Company might have enforced in respect of the shares at the time of forfeiture, without any reduction or allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

_______________________
23 Section 662 of the Act

37           Extinction of claims

37.1
The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the member whose share is forfeited (or the person (if any) entitled by transmission to the forfeited share, as the case may be) and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Act given or imposed in the case of past members.

38	Evidence of forfeiture

38.1
A statutory declaration by a Director or the Secretary that a share has been forfeited in pursuance of these Articles, and stating the date on which it was forfeited, shall, as against all persons claiming to be entitled to that share adversely to the forfeiture thereof, be conclusive evidence of the facts therein stated.  The declaration, together with the receipt by the Company of the consideration (if any) given for the share on the sale or disposition thereof and a certificate for the share under the Seal delivered to the person to whom the same is sold or disposed of, shall (subject if necessary to the execution of an instrument of transfer) constitute a good title to the share. Subject to the execution of any necessary transfer, such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition and shall not be bound to see to the application of the purchase consideration (if any), nor shall his title to the share be affected by any act, omission, irregularity or invalidity relating to or connected with the proceedings in reference to the forfeiture or disposal of the share. Any such person shall not (unless by express agreement with the Company) become entitled to any of the dividends accrued or which might have accrued upon the shares before the completion of the sale or disposition thereof.

TRANSFER OF SHARES

39	Form of transfer

39.1
Subject to such of the restrictions of these Articles as may be applicable, each member may transfer all or any of his shares by instrument of transfer in writing in any usual form or in any form approved by the Board. Such instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid up) by or on behalf of the transferee. The transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect of it.

40	Right to refuse registration

40.1	The Board may, in its absolute discretion, refuse to register any transfer of a share unless:

(a)	it is in respect of a share which is fully paid up;

(b)	it is in respect of a share on which the Company has no lien;

(c)	it is in respect of only one class of shares;

(d)	it is in favour of a single transferee or not more than four joint transferees;

(e)	it is duly stamped (if so required); and

(f)
it is delivered for registration to the Office or such other place as the Board may from time to time determine, accompanied (except in the case of a transfer by a recognised person where a certificate has not been issued or in the case of an uncertificated share) by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to prove the title of the transferor and the due execution by him of the transfer or, if the transfer is executed by some other person on his behalf, the authority of that person to do so, provided that the Board shall not refuse to register any transfer of partly paid shares which are listed on The Stock Exchange on the grounds that they are partly paid shares in circumstances where such refusal would prevent dealing in such shares from taking place on an open and proper basis.  References herein to a transfer shall be deemed to include renunciation of a renounceable letter of allotment.

40.2	A transfer of shares will not be registered in the circumstances envisaged by Article 85.

40.3
Without prejudice to Article 41, the Board may refuse to register a transfer of uncertificated shares in such other circumstances as may be permitted or required by the Regulations and the relevant system.

41	Notice of refusal

41.1
In the case of certificated shares, if the Board refuses to register a transfer of a share it shall, within two months after the date on which the transfer was lodged with the Company send notice of the refusal, together with the reasons for the refusal, to the transferee. Any instrument of transfer which the Board refuses to register shall (except in the case of suspected fraud) be returned to the person depositing it. All instruments of transfer which are registered may be retained by the Company.

41.2
In the case of uncertificated shares, if the Board refuses to register a transfer of a share it shall, within two months after the date on which the appropriate instruction was received by or on behalf of the Company in accordance with the facilities and requirements of the relevant system, send notice of the refusal, together with the reasons for the refusal, to the transferee.

42	Fees on registration

42.1
If the Board so requires, a fee shall be charged in any jurisdiction in which all or any shares are for the time being listed or traded on a stock exchange in that jurisdiction for the registration of a transfer or on the registration of any probate, letters of administration, certificate of death or marriage, power of attorney, notice or other instrument relating to or affecting the title to any shares provided always that such fee shall not exceed the maximum such fee prescribed or permitted from time to time by the relevant stock exchange or by a relevant regulatory body in that jurisdiction.

43	Other powers in relation to transfers

43.1	Nothing in these Articles shall preclude the Board:

(a)	from recognising a renunciation of the allotment of any share by the allottee in favour of some other person; or

(b)	if empowered by these Articles to authorise any person to execute an instrument of transfer of a share, from authorising any person to transfer that share.

TRANSMISSION OF SHARES

44	On death

44.1
If a member dies, the survivors or survivor, where he was a joint holder, and his executors or administrators, where he was a sole or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his shares. Nothing in these Articles shall release the estate of a deceased member from any liability in respect of any share which has been solely or jointly held by him.

45	Election of person entitled by transmission

45.1
Any person becoming entitled to a share in consequence of the death or bankruptcy of any member, or of any other event giving rise to a transmission of such entitlement by operation of law, may, on such evidence as to his title being produced as the Board may require, elect either to become registered as a member or to have some person nominated by him registered as a member. If he elects to become registered himself, he shall give notice to the Company to that effect. If he elects to have some other person registered, he shall execute an instrument of transfer of such share to that person. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the member and his death, bankruptcy or other event as aforesaid had not occurred. Where the entitlement of a person to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the Board, the Board shall within two months after proof cause the entitlement of that person to be noted in the Register.

45.2	For the purposes referred to in Article 45.1, a person entitled by transmission to an uncertificated share who elects to have some other person registered shall either:

(a)	procure that instructions are given by means of the relevant system to effect the transfer of such uncertificated share to that person; or

(b)	change the uncertificated share into a certificated share and execute an instrument of transfer of that certificated share in favour of that person.

46	Rights on transmission

46.1
Where a person becomes entitled to a share in consequence of the death or bankruptcy of any member, or of any other event giving rise to a transmission of such entitlement by operation of law, the rights of the holder in relation to such share shall cease. However, the person so entitled may give a good discharge for any dividends and other moneys payable in respect of it and shall have the same rights to which he would be entitled if he were the holder of the share, except that he shall not, before he is registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares of the Company. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share. If the notice is not complied with within 60 days, the Board may thereafter withhold payment of all dividends and other moneys payable in respect of such share until the requirements of the notice have been complied with.

DESTRUCTION OF DOCUMENTS

47	Destruction of documents

47.1	The Company may destroy:

(a)	any instrument of transfer, after six years from the date on which it is registered;

(b)	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, after two years from the date on which it is recorded;

(c)	any share certificate, after one year from the date on which it is cancelled; and

(d)	any other document on the basis of which any entry in the Register is made, after six years from the date on which an entry was first made in the Register in respect of it,

provided that the Company may destroy any such type of document at a date earlier than that authorised by this Article 47.1 if a copy of such document is made (whether made electronically, by microfilming, by digital imaging or by any other means) and retained until the expiration of the period applicable to the destruction of the original of such document.

47.2
It shall be conclusively presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of a document so destroyed was duly and properly made, that every instrument of transfer so destroyed was duly registered, that every share certificate so destroyed was duly cancelled, and that every other document so destroyed was valid and effective in accordance with the particulars in the records of the Company, provided that:

(a)	this Article 47.2 shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant; and

(b)
nothing in this Article 47.2 shall be construed as imposing on the Company any liability in respect of the destruction of any such document otherwise than as provided for in this Article 47.2 which would not attach to the Company in the absence of this Article 47.2.

47.3
References in this Article 47 to instruments of transfer include, in relation to uncertificated shares, instructions and/or notifications made in accordance with the relevant system relating to the transfer of such shares and references in this Article 47 to the destruction of any document include references to the disposal of it in any manner.

ALTERATION OF SHARE CAPITAL

48	Increase, consolidation, sub-division and redenomination

48.1	The Company in general meeting may from time to time by ordinary resolution:

(a)	authorise the Directors to increase its share capital by allotting shares pursuant to Article 10;

(b)	consolidate and divide all or any of its share capital into shares of a larger nominal amount than its existing shares;

(c)
sub-divide its shares or any of them into shares of a smaller nominal amount, and may by such resolution determine that, as between the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights or be subject to any such restrictions as the Company has power to attach to new shares; and

(d)	redenominate its share capital by converting shares from having a fixed nominal value in one currency to having a fixed nominal value in another currency.

Any resolution for consolidation and division of Ordinary Shares into shares of a larger nominal amount pursuant to sub-paragraph (b) of this Article 48, any resolution for sub-division of Ordinary Shares into shares of a smaller nominal amount pursuant to sub-paragraph (c) of this Article and any resolution for redenomination of Ordinary Shares into shares having a fixed nominal value in another currency pursuant to sub-paragraph (d) of this Article 48 shall constitute a variation of the rights attached to the Ordinary Shares unless such resolution shall affect all the Ordinary Shares in issue in like manner and to like extent.

49	Fractions

49.1
Whenever as the result of any consolidation, division or sub-division of shares any difficulty arises, the Board may settle it as it thinks fit and in particular (but without prejudice to the generality of the foregoing):

(a)
whenever as a result of any consolidation of shares any members would become entitled to fractions of shares, the Board may, on behalf of those members, sell the shares incorporating the fractions for the best price reasonably obtainable to any person (including the Company) and distribute the net proceeds of sale after deduction of the expenses of sale in due proportion among those members (except that any amount otherwise due to a member, being less than £5.00 or its equivalent based on such exchange rate as the Board may determine in any other relevant currency or such other sum as the Board may from time to time determine, may be retained for the benefit of the Company);

(b)
the Board may as between the holders of shares to be consolidated determine which particular shares are to be consolidated into each consolidated share and, in the case of any shares registered in the name of one holder or joint holders being consolidated with shares registered in the name of another holder or joint holders, may make such arrangements as it may think fit for the sale of the consolidated share and for the distribution among the persons entitled thereto of the net proceeds of such sale after deduction of the expenses of sale or for the payment of such net proceeds to the Company (except that any amount otherwise due to a member, being less than £5.00 or its equivalent based on such exchange rate as the Board may determine in any other relevant currency or such other sum as the Board may from time to time determine, may be retained for the benefit of the Company);

(c)
alternatively, the Board may, in each case where the number of shares held by any holder is not an exact multiple of the number of shares to be consolidated into a single share, issue to each such holder credited as fully paid by way of capitalisation the minimum number of shares required to round up his holding to such a multiple (such issue being deemed to have been effected immediately prior to consolidation); the amount required to pay up such shares shall be appropriated at the Board's discretion from any of the sums standing to the credit of any of the Company's reserve accounts (including any share premium account and capital redemption reserve) or to the credit of the profit and loss account and capitalised by applying the same in paying up such shares; and in relation to such capitalisation the Board may exercise all the powers conferred on it by Article 159 without an ordinary resolution of the Company;

(d)
the Board may treat certificated shares and uncertificated shares of a holder as separate holdings in giving effect to sub-divisions and/or consolidations and may cause any shares arising on sub-division or consolidation and representing fractional entitlements to be entered in the Register as certificated shares where this is desirable to facilitate the sale thereof; and

(e)
for the purposes of any sale of consolidated shares pursuant to sub-paragraph (a) of this Article 49, the Board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with, the directions of the purchaser, and the transferee shall not be bound to see to the application of the purchase consideration, nor shall his title to the shares be affected by any act, omission, irregularity or invalidity relating to or connected with the proceedings in reference to the sale.

VARIATION OF CLASS RIGHTS

50	Sanction to variation

50.1
Any of the rights or privileges for the time being attached to any share or class of shares in the Company (and notwithstanding that the Company may be or be about to be in liquidation) may be varied or abrogated in such manner (if any) as may be provided by such rights contained in these Articles or, in the absence of any such provision, either with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares), or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of the class duly convened and held as hereinafter provided (but not otherwise). The foregoing provisions of this Article 50 shall apply also to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the separate rights of which are to be varied.

50.2
Ordinary Shares whenever issued are subject to the restriction that the rights attached to them may be varied or abrogated by a special resolution of the Company without the separate consent or sanction (given in accordance with Article 50.1 or otherwise) of the holders of any of the Ordinary Shares provided that the rights attached to all the Ordinary Shares are thereby varied or abrogated in like manner and to like extent and accordingly neither the passing nor the implementation of any such resolution constitutes a variation or abrogation of any of the rights attached to any of the Ordinary Shares.

51	Class meetings

51.1
All the provisions in these Articles as to general meetings shall mutatis mutandis apply to every meeting of the holders of any class of shares. The quorum at every such meeting shall be two persons holding or representing by proxy at least one-third of the nominal amount paid up on the issued shares of the class (excluding any shares of that class held as treasury shares). Every holder of shares of the class, present in person or by proxy, may demand a poll. Each such holder shall on a poll be entitled to one vote for every share of the class held by him. If at any adjourned meeting of such holders such quorum as aforesaid is not present, one person holding shares of the class who is present in person or by proxy shall be a quorum.

52	Deemed variation

52.1
Subject to the terms of issue of or rights attached to any shares, the rights or privileges attached to any class of shares shall be deemed to be varied or abrogated by the reduction of the capital paid up on such shares, but shall not be deemed to be varied or abrogated by the creation or issue of any new shares ranking in priority to or pari passu in all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued or by the purchase or redemption by the Company of its own shares or the sale of any shares held as treasury shares in accordance with the provisions of the Act24 and these Articles.

GENERAL MEETINGS

53	Annual general meetings

53.1
The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year in accordance with the requirements of the Act25. The annual general meeting shall be held at such time and in such place as the Board may determine.

54	Convening of general meetings

_______________________
24 Part 18 of the Act
25 Section 336 of the Act

54.1
The Board may convene a general meeting, other than an annual general meeting, whenever it thinks fit. A general meeting, other than an annual general meeting, shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided by the Act26. At any meeting convened on such requisition or by such requisitionists no business shall be transacted except that stated by the requisition or proposed by the Board.

55	Notice of general meetings

55.1
An annual general meeting shall be convened by not less than 21 clear days' notice in writing. All other general meetings shall be convened by not less than 14 clear days' notice in writing or such longer period as may be required by law from time to time.

55.2	The notice shall include such statements as are required by the Act27 and shall in any event specify:

(a)	whether the meeting is an annual general meeting or any other general meeting;

(b)	the place, the day and the time of the meeting;

(c)	in the case of special business, the general nature of that business;

(d)	if the meeting is convened to consider a special resolution, the intention to propose the resolution as such; and

(e)	with reasonable prominence, that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not also be a member.

55.3
The notice shall be given to the members (other than any who, under the provisions of these Articles or of any restrictions imposed on any shares, are not entitled to receive notice from the Company), to the Directors and to the Auditors and to any other person who may be entitled to receive it.

55.4
For the purposes of the Act28 any amount paid up on any Ordinary Share in any currency other than sterling shall be treated as if it had been converted into sterling at such rate of exchange prevailing at or about the date of the requisition as the Board shall determine.

56	Omission to send notice

56.1
The accidental omission to give or send notice of a general meeting or, in cases where it is intended that it be given or sent out with the notice, any other document relating to the meeting (including an appointment of proxy) to, or the non-receipt of either by, any person entitled to receive the same shall not invalidate the proceedings at that meeting.

57           Postponement of general meetings

57.1
If the Board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, it may postpone the general meeting to another date, time and/or place.  The Board shall take reasonable steps to ensure that notice of the date, time and place of the postponed meeting is provided to any member trying to attend the meeting at the original time and place.  When a meeting is so postponed, notice of the date, time and place of the postponed meeting shall be given in such manner as the Board may in its absolute discretion determine. Notice of the business to be transacted at such postponed meeting shall not be required.  If a meeting is postponed in accordance with this Article 57, the appointment of a proxy will be valid if it is delivered and received as required by these Articles not less than 48 hours before the time appointed for holding the postponed meeting and, for the purpose of calculating this period, the Directors can decide, in their absolute discretion, not to take account of any part of a day that is not a working day.  The Board may (for the avoidance of doubt) also postpone any meeting which has been rearranged under this Article 57.

_______________________
26 Sections 303-305 of the Act
27 Section 311 of the Act
28 Sections 314(2)(b), 338(3)(b) and 338A(3)(b) of the Act

58	Special business

58.1	All business that is transacted at a general meeting shall be deemed special, except the following transactions at an annual general meeting:

(a)	the declaration of dividends;

(b)
the receipt and consideration of the annual accounts, the Directors’ Report, the Directors’ Remuneration Report, the Auditors’ Report and any other documents required to be annexed to the annual accounts;

(c)	the election or re-election of Directors; and

(d)
the re-appointment of the Auditors retiring (unless they were last appointed otherwise than by the Company in general meeting) and the determination of the remuneration of the Auditors or of the manner in which such remuneration is to be determined.

PROCEEDINGS AT GENERAL MEETINGS

59	Quorum

59.1
No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. For all purposes the quorum shall be not less than three persons entitled to attend and to vote on the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation which is a member.

59.2
In calculating whether a quorum is present for the purposes of Article 59.1, if two or more persons are appointed as proxies for the same member or two or more persons are appointed as corporate representatives of the same corporate member, only one of such proxies or only one of such corporate representatives shall be counted.

60	If quorum not present

60.1
If within 15 minutes (or such longer interval as the Chairman in his absolute discretion thinks fit) from the time appointed for the holding of a general meeting a quorum is not present, or if during a meeting such a quorum ceases to be present, the meeting shall stand adjourned to  such day (being not less than ten clear days after the original meeting) and at such time and place as the Chairman (or, in default, the Board) may determine. If at such adjourned meeting a quorum is not present within 15 minutes from the time appointed for holding the meeting, one person entitled to attend and to vote on the business to be transacted, being a member or a proxy for a member or a duly authorised representative of a corporation which is a member, shall be a quorum.

61	Chairman

61.1
The Chairman (if any) of the Board shall preside at every general meeting of the Company. If there be no such Chairman or if at any meeting he shall not be present within five minutes after the time appointed for holding the meeting, or shall be unwilling to act as Chairman, a Deputy Chairman shall, if present and willing to act, preside at such meeting. In the event of two or more Deputy Chairmen being present, the Deputy Chairman to act as Chairman shall be decided by those Directors present. If no Chairman or Deputy Chairman shall be so present and willing to act, the Directors present shall choose one of their number to act or, if there be only one Director present, he shall be Chairman if willing to act. If there be no Director present and willing to act, the members present (in person or by proxy) and entitled to vote on the business to be transacted at the meeting shall choose one of their number to be Chairman of the meeting.

62	Entitlement to attend and speak

62.1
A Director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares of the Company. Any proxy appointed by a member shall also be entitled to speak at any general meeting of the Company.  The Chairman may invite any person to attend and speak at a general meeting where he considers this will assist in the deliberations of the meeting.

63	Power to adjourn

63.1
The Chairman may, with or without the consent of a meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time (or indefinitely) and from place to place as the meeting shall determine. However, without prejudice to any other power which he may have under these Articles or at common law, the Chairman may, without the need for the consent of the meeting, interrupt or adjourn any meeting (whether or not it has commenced or a quorum is present) from time to time and from place to place or for an indefinite period if he is of the opinion that it has become necessary to do so in order to secure the proper and orderly conduct of the meeting, to give all persons entitled to do so a reasonable opportunity of attending, speaking and voting at the meeting or to ensure that the business of the meeting is properly disposed of.

64	Notice of adjourned meeting

64.1
Where a meeting is adjourned indefinitely, the Board shall fix the time and place for the adjourned meeting. Whenever a meeting is adjourned for 14 days or more or indefinitely, at least seven clear days' notice, specifying the place, the day and time of the adjourned meeting and the general nature of the business to be transacted, shall be given in the same manner as in the case of the original meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting.

65	Business of adjourned meeting

65.1	No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

66	Accommodation of members at meeting and security arrangements

66.1
The Board may, for the purpose of controlling the level of attendance or ensuring the safety of those attending at any place specified for the holding of a general meeting, from time to time make such arrangements (whether involving the issue of tickets, on a basis intended to afford to all members otherwise entitled to attend such meeting an equal opportunity of being admitted to the meeting, or the imposition of some random means of selection, or otherwise) as the Board shall in its absolute discretion consider to be appropriate and may from time to time vary any such arrangements or make new arrangements in place therefor. The entitlement of any member or proxy to attend a general meeting at such place shall be subject to any such arrangements as may be for the time being approved by the Board and by the notice of meeting stated to apply to that meeting. In the case of any general meeting to which such arrangements apply the Board shall, and in the case of any other general meeting the Board may, when specifying the place of the general meeting:

(a)	direct that the meeting shall be held at a place specified in the notice at which the Chairman of the meeting shall preside ("the Principal Place"); and

(b)
make arrangements for simultaneous attendance and participation at other places by members otherwise entitled to attend the general meeting but excluded therefrom under the provisions of this Article 66 or who wish to attend at any of such other places, provided that persons attending at the Principal Place and at any of such other places shall be able to see and hear and be seen and heard by persons attending at the Principal Place and at such other places by any means.

Such arrangements for simultaneous attendance may include arrangements for controlling the level of attendance in any manner aforesaid at any of such other places, provided that they shall operate so that any such excluded members as aforesaid are able to attend at one of such other places. For the purposes of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the Principal Place.

66.2
The Board may direct that any person wishing to attend any meeting should provide evidence of identity and submit to such searches or other security arrangements or restrictions as the Board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to refuse entry to any meeting to any person who fails to provide such evidence of identity or to submit to such searches or to otherwise comply with such security arrangements or restrictions.

67	Orderly conduct

67.1
The Chairman shall take such action or give such directions as he thinks fit to promote the orderly conduct of the meeting.  The Chairman’s decision on matters of procedure or arising incidentally from the business of the meeting shall be final, as shall his determination as to whether any matter is of such a nature.

VOTING

68	Method of voting

68.1
At any general meeting a resolution put to a vote of the meeting shall be decided on a show of hands, unless (before or on the declaration of the result of the show of hands) a poll is duly demanded. Subject to the provisions of the Act29, a poll may be demanded by:

(a)	the Chairman of the meeting; or

(b)	by at least five members present in person or by proxy and entitled to vote on the resolution; or

(c)
a member or members present in person or by proxy representing not less than one-tenth of the total voting rights of all the members having the right to vote on the resolution (excluding any voting rights attached to any shares in the Company held as treasury shares); or

(d)
a member or members present in person or by proxy holding shares conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right (excluding shares in the Company conferring a right to vote on the resolution which are held as treasury shares).

69	Chairman's declaration conclusive on show of hands

69.1
Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the Chairman of the meeting that a resolution has on a show of hands been carried, or carried unanimously or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the book containing the minutes of proceedings of the Company, shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

70	Objection to error in voting

70.1
No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the Chairman decides that the same is of sufficient magnitude to vitiate the resolution or may otherwise have affected the decision of the meeting. Any vote which is not disallowed at such meeting or poll shall be valid for all purposes. The decision of the Chairman on such matters shall be final and conclusive.

71	Amendment to resolutions

71.1	In the case of a resolution duly proposed as a special resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted on.

_______________________
29 Section 321 of the Act

71.2	In the case of a resolution duly proposed as an ordinary resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may be considered or voted on unless:

(a)
notice in writing of the terms of the proposed amendment and intention to move the same has been given to the Secretary at the Office by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed (or such later time as the Chairman of the meeting in his absolute discretion may determine); and

(b)	the proposed amendment does not, in the opinion of the Chairman of the meeting, materially alter the scope of the resolution.

71.3
If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the Chairman of the meeting, any error in such ruling shall not invalidate the proceedings on the substantive resolution.

71.4	The Chairman of the meeting can agree to the withdrawal of any proposed amendment before it is voted on at the meeting.

72	Procedure on a poll

72.1
Any poll duly demanded on the election of a Chairman of a meeting or on any question of adjournment shall be taken forthwith. A poll duly demanded on any other matter shall be taken in such manner (including the use of ballot, voting papers, tickets or electronic means, or any combination thereof) and at such time and place, not being more than 30 days from the date of the meeting or adjourned meeting at which the poll was demanded, as the Chairman shall direct. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

72.2
The demand for a poll (other than on the election of a Chairman or a resolution for adjourning the meeting) shall not prevent the continuance of the meeting for the transaction of any business other than the question on which a poll has been demanded. If a poll is demanded before the declaration of the result on a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

72.3
The demand for a poll may, before the poll is taken, be withdrawn, but only with the consent of the Chairman. A demand so withdrawn shall validate the result of a show of hands declared before the demand was made and, in the case of a poll demanded but duly withdrawn before the declaration of the result of a show of hands, the meeting shall continue as if the demand had not been made.

72.4	On a poll votes may be given in person or by proxy. A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

73	Votes of members

73.1
Subject to the provisions of the Act30 and to any special terms as to voting on which any shares may have been issued or may for the time being be held and to any suspension or abrogation of voting rights pursuant to these Articles, at any general meeting every member who is present in person or by proxy shall on a show of hands have one vote and every member present, in person or by proxy, shall on a poll have one vote for every share of which he is the holder.

73.2
If two or more persons are joint holders of a share, then in voting on any question the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the Register.

73.3
Where in England or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Board may, subject to the Act31, in its absolute discretion, on or subject to production of such evidence of the appointment as the Board may require, permit such receiver or other person to vote in person or by proxy on behalf of such member at any general meeting. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the Office, or deposited or received at such other place or address as is specified in accordance with these Articles for the deposit or receipt of appointments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable. For the purpose of calculating the 48 hour period, the Directors can decide, in their absolute discretion, not to take account of any part of a day that is not a working day.

74	Restriction on voting rights for unpaid calls etc.

74.1
No member shall, unless the Board otherwise determines, be entitled to vote at a general meeting or at any separate meeting of the holders of any class of shares, either in person or by proxy, in respect of any share held by him or to exercise any right as a member unless all calls or other sums presently payable by him in respect of that share in the Company have been paid.

75           Votes not counted where abstention required

75.1
Where any member is, under the rules governing the listing of securities on any stock exchange on which all or any shares of the Company are for the time being listed or traded, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such member in contravention of such requirement or restriction shall, notwithstanding the provision of any other Article, not be counted.

76	Voting by proxy

76.1
Any person (whether a member of the Company or not) may be appointed to act as a proxy. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting in respect of which the proxy is appointed or at any adjournment thereof.  In the event that and to the extent that a member personally votes his shares his proxy shall not be entitled to vote those shares and any vote cast by a proxy in respect of such shares in such circumstances shall be ignored.

_______________________
30 Sections 284-286 of the Act
31 Section 327(A1) of the Act

76.2	Every proxy who has been appointed by one or more members entitled to vote on the resolution shall, on a show of hands, have one vote unless Article 76.3 applies.

76.3	Every proxy who has been appointed by more than one member entitled to vote on the resolution shall, on a show of hands, have two votes, one vote for and one against the resolution, if either:

(a)	one or more of the members have instructed the proxy to vote for the resolution and one or more of the members have instructed the proxy to vote against the resolution; or

(b)
one or more of the members have instructed the proxy to vote for the resolution and one or more of the members have given the proxy discretion as to how to vote in respect of the resolution and the proxy exercises that discretion by voting against the resolution; or

(c)
one or more of the members have instructed the proxy to vote against the resolution and one or more of the members have given the proxy discretion as to how to vote in respect of the resolution and the proxy exercises that discretion by voting for the resolution.

76.4	Every proxy who has been appointed by one or more members entitled to vote on the resolution shall, on a poll, have one vote for each share in respect of which the proxy has been appointed.

77           Validity of votes by proxies and corporate representatives

77.1
A vote given by a proxy or by a corporate representative shall be valid notwithstanding that the proxy or corporate representative has failed to vote in accordance with the instructions of the member by whom the proxy or corporate representative was appointed and the Company shall be under no obligation to check any vote so given is in accordance with any such instructions.

78	Form of proxy

78.1	An appointment of a proxy shall:

(a)
be in writing and, if the Board in its absolute discretion determines, may be contained in an electronic communication, in any such case in any common form or in such other form as the Board may approve and: (i) if in writing but not contained in an electronic communication, under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, under its common seal or under the hand of some officer or attorney duly authorised; or (ii) in the case of an appointment contained in an electronic communication, submitted by or on behalf of the appointor, subject to such terms and conditions and authenticated in such manner as the Board may in its absolute discretion determine;

(b)
be deemed (subject to any contrary direction contained in the same) to confer authority to demand or join in demanding a poll and to vote on any resolution or amendment of a resolution put to the meeting for which it is given, as the proxy thinks fit and to speak at the meeting; and

(c)	unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

79	Deposit or receipt of proxy

79.1
The appointment of a proxy and the power of attorney or other authority (if any) under which it is signed, or a copy of such authority certified notarially or in some other way approved by the Board may:

(a)
in the case of an instrument in writing (including, whether or not the appointment of proxy is contained in an electronic communication, any such power of attorney or other authority), be deposited at the Office or at such other place or places and in such location or locations as is or are specified in the notice convening the meeting or in any appointment of proxy sent out by the Company in relation to the meeting not less than 48 hours before the time of the holding of the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)	in the case of an appointment contained in an electronic communication, where an address has been specified for the purpose of receiving communications in electronic form:

(i)	in the notice convening the meeting; or

(ii)	in any instrument of proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting,

be received at such address not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(c)
in the case of a poll taken more than 48 hours after it is demanded, be deposited or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(d)
where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the Chairman of the meeting or to any Director, the Secretary or some person authorised for the purpose by the Secretary, and an appointment of proxy not deposited, delivered or received in a manner so permitted shall be invalid. No appointment of proxy shall be valid after the expiry of 12 months from the date named in it as the date of its execution or the date of its submission, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within 12 months from such date.

79.2
For the purpose of calculating the relevant periods referred to in Article 79.1, the Directors can decide, in their absolute discretion, not to take account of any part of a day that is not a working day.

80           More than one proxy may be appointed

80.1
A member may appoint more than one proxy to attend on the same occasion. When two or more valid but differing appointments of proxy are delivered or received in respect of the same share for use at the same meeting and in respect of the same matter, the one which is last validly delivered or received (regardless of its date or of the date of its execution or submission) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

81	Board may supply proxy cards

81.1
The Board may at the expense of the Company send or make available, by post, electronic communication or otherwise, appointments of proxy (reply-paid or otherwise) to members for use at any general meeting(s) or at any separate meeting(s) of the holders of any class of shares, either in blank or nominating in the alternative any one or more of the Directors or any other persons. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall subject to Article 56 be issued to all (and not some only) of the members entitled to be sent notice of the meeting and to vote thereat by proxy.

82	Revocation of proxy

82.1
A vote given or poll demanded in accordance with the terms of an appointment of proxy shall be valid notwithstanding the death or mental disorder of the principal or the revocation of the appointment of proxy, or of the authority under which the appointment of proxy was executed or submitted, or the transfer of the share in respect of which the appointment of proxy is given, unless notice in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Office, or at such other place or places or address as has or have been appointed for the deposit or receipt of appointments of proxy, in the case of a meeting or adjourned meeting at which the appointment of proxy is used, at least 48 hours before the time for holding the meeting or adjourned meeting and, in the case of a poll taken more than 48 hours after it was demanded at which the appointment of proxy is used, at least 24 hours before the time appointed for the taking of the poll.

82.2
For the purpose of calculating the relevant periods referred to in Article 82.1, the Directors can decide, in their absolute discretion, not to take account of any part of a day that is not a working day.

83	Directors’ powers to establish verification procedures in connection with proxies

83.1
From time to time the Directors may (consistently with the Act32 and these Articles) make such regulations and establish such procedures as they consider appropriate to receive and verify the appointment or revocation of a proxy. Any such regulations may be general or specific to a particular meeting. Without limitation, any regulations may include provisions that the Directors (or some person or persons appointed by them) may conclusively determine any matter or dispute relating to:

_______________________
32 Section 327(A1) of the Act

(a)	the appointment or revocation, or purported appointment or revocation, of a proxy; and/or

(b)	any instruction contained or allegedly contained in any such appointment,

and any such regulations may also include rebuttable or conclusive presumptions of any fact concerning those matters. The Directors may from time to time modify or revoke any such regulations as they think fit, provided that no subsisting valid appointment or revocation of a proxy or any voting instruction shall thereby be rendered invalid.

84	Corporate representative

84.1
A corporation (whether or not a company within the meaning of the Act) which is a member may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative (or, as the case may be, representatives) at any meeting of the Company or at any separate meeting of the holders of any class of shares. Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation's holdings to which the authority relates) as the corporation could exercise if it were an individual member. The corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it; and all references to attendance and voting in person shall be construed accordingly. A Director, the Secretary or some person authorised for the purpose by the Secretary may require the representative to produce a certified copy of the resolution so authorising him or such other evidence of his authority reasonably satisfactory to such Director, Secretary or other person before permitting him to exercise his powers.

85	Failure to disclose interests in shares

85.1
If a member, or any other person appearing to be interested in shares held by that member, has been issued with a notice pursuant to the Act33 requiring such person to provide information about his interests in the Company’s shares (a “Section 793 Notice”) and has failed in relation to any shares ("the default shares", which expression includes shares issued after the date of such notice in respect of those shares) to give the Company the information thereby required within the prescribed period from the date of the notice, the following sanctions shall apply unless the Board otherwise determines:

(a)
the member shall not be entitled, in respect of the default shares, to be present or to vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares or on any poll, or to exercise any other right conferred by his membership in relation to any such meeting or poll; and

(b)	where the default shares represent at least 0.25 per cent. in nominal value of the issued shares of their class (excluding any shares of that class held as treasury shares):

_______________________
33 Section 793 of the Act

(i)
any dividend or other money payable in respect of the shares shall be withheld by the Company, which shall not have any obligation to pay interest on it, and the member shall not be entitled to elect, pursuant to Article 157, to receive shares instead of that dividend; and

(ii)	no transfer, other than an excepted transfer, of any shares held by the member shall be registered unless:

(A)	the member is not himself in default as regards supplying the information required; and

(B)	the member proves to the satisfaction of the Board that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer.

85.2
For the purposes of Article 85.1, the Board may only exercise its discretion not to register a transfer of uncertificated shares if permitted to do so by the Regulations, and it may determine to treat certificated shares and uncertificated shares of a member as separate holdings and apply the sanctions only to the former or to the latter or make different provisions for the former and the latter.

85.3	Where the sanctions under Article 85.1 apply in relation to any shares, they shall cease to have effect:

(a)	if the shares are transferred by means of an excepted transfer but only in respect of the shares transferred; or

(b)
at the end of the period of one week (or such shorter period as the Board may determine) following receipt by the Company of the information required by the applicable notice or notices mentioned in Article 85.1 and the Board being fully satisfied that such information is full and complete.

85.4
Where, on the basis of information obtained from a member in respect of any share held by him, the Company issues a Section 793 Notice to any other person, it shall at the same time send a copy of such notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, shall not invalidate or otherwise affect the application of Article85.1.

85.5	For the purposes of this Article 85:

(a)
a person, other than the member holding a share, shall be treated as appearing to be interested in any shares (or, if applicable, rights to subscribe for, or convert into, shares) if the member has informed the Company that the person is, or may be, so interested, or if the Company (after taking account of any information obtained from the member or from a Section 793 Notice or from anyone else) knows or has reasonable cause to believe that the person is, or may be, or has been so interested;

(b)	"interested" shall be construed in accordance with sections 820 to 825 of the Act;

(c)
reference to a person having failed to give the Company the information required by a Section 793 Notice, or being in default as regards supplying such information, includes reference to (i) his having failed or refused to give all or any part of it and (ii) his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

(d)	the "prescribed period" means 14 days; and

(e)	an "excepted transfer" means, in relation to any shares held by a member:

(i)	a transfer by way of or pursuant to acceptance of a takeover offer for the Company (within the meaning of section 974 of the Act); or

(ii)
a transfer in consequence of a sale made through a recognised investment exchange (as defined in section 285 of the Financial Services and Markets Act 2000) or any other stock exchange outside the United Kingdom on which the Company's shares are normally traded; or

(iii)
a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

85.6
Where any person appearing to be interested in the default shares has been duly served with a Section 793 Notice and the default shares which are the subject of such notice or notices are held by a Depositary the provisions of this Article 85 shall be treated as applying only to such default shares held by the Depositary and not (in the absence of any other reason why they should be so treated) to any other shares held by the Depositary.

85.7
Where the member on which a Section 793 Notice is served is a Depositary acting in its capacity as such the obligations of the Depositary as a member of the Company shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by it pursuant to the arrangements entered into by the Company or approved by the Board pursuant to which it was appointed as a Depositary or otherwise.

85.8	Nothing contained in this Article 85 shall limit the power of the Board under the Act34.

UNTRACED MEMBERS

86	Power of sale

86.1	The Company shall be entitled to sell any share of a member, or any share to which a person is entitled by transmission, if and provided that:

(a)
during the period of 12 years prior to the date of the publication of the advertisements referred to in sub-paragraph (b) below (or, if published on different dates, the earlier or earliest thereof) no cheque, order or warrant in respect of such share sent by the Company through the post in a pre-paid envelope addressed to the member or to the person entitled by transmission to the share, at his address on the Register or other last known address given by the member or person to which cheques, orders or warrants in respect of such share are to be sent has been cashed and the Company has received no communications in respect of such share from such member or person, provided that during such period of 12 years the Company has paid at least three dividends (whether interim or final) and no such dividend has been claimed by the person entitled to it;

_______________________
34 Section 794 of the Act

(b)
on expiry of the said period of 12 years the Company has given notice of its intention to sell such share by advertisements appearing in one national newspaper published in the United Kingdom and one newspaper circulating in the area of the address on the Register or other last known address of the member or the person entitled by transmission to the share or the address for the service of notices notified under Article 167.3 (unless any such address shall be in Hong Kong), and in one leading English language daily newspaper and one leading Chinese language daily newspaper printed and circulating in Hong Kong;

(c)	the said advertisements, if not published on the same day, shall have been published within 30 days of each other;

(d)
during the further period of three months following the date of publication of the said advertisements (or, if published on different dates, the later or latest thereof) and prior to the exercise of the power of sale the Company has not received any communication in respect of such share from the member or person entitled by transmission; and

(e)	if shares of the class concerned are listed or dealt in on any stock exchange, the Company has given notice to that exchange of its intention to make such sale.

86.2
The manner, timing and terms of any sale of shares pursuant to this Article 86 (including but not limited to the price or prices at which the same is made) shall be such as the Board determines, based upon advice from such bankers, brokers or other persons as the Board considers appropriate consulted by it for the purposes, to be reasonably practicable having regard to all the circumstances including the number of shares to be disposed of and the requirement that the disposal be made without delay; and the Board shall not be liable to any person for any of the consequences of reliance on such advice.

86.3
To give effect to any sale of shares pursuant to this Article 86 the Board may authorise some person to transfer the shares in question and may enter the name of the transferee in respect of the transferred shares in the Register notwithstanding the absence of any share certificate being lodged in respect thereof and may issue a new certificate to the transferee and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person (if any) entitled by transmission to (as the case may be), the shares. The purchaser shall not be bound to see to the application of the purchase consideration nor shall his title to the shares be affected by any act, omission, irregularity or invalidity relating to or connected with the proceedings in reference to the sale.

86.4
If during the period of 12 years referred to in Article 86.1 above, or during any period ending on the date when all the requirements of sub-paragraphs (a) to (d) of Article 86.1 above have been satisfied, any additional shares have been issued in respect of those held at the beginning of, or previously so issued during, any such period and all the requirements of sub-paragraphs (b) to (d) of Article 86.1 above have been satisfied in regard to such additional shares, the Company shall also be entitled to sell the additional shares.

87	Application of proceeds of sale

87.1
The Company shall account to the member or other person entitled to such share for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account. The Company shall be deemed to be a debtor to, and not a trustee for, such member or other person in respect of such moneys. Moneys carried to such separate account may either be employed in the business of the Company or invested in such investments as the Board may from time to time think fit. No interest shall be payable to such member or other person in respect of such moneys and the Company shall not be required to account for any money earned on them.

APPOINTMENT, RETIREMENT AND
REMOVAL OF DIRECTORS

88	Number of Directors

88.1	Unless and until otherwise determined by the Company by ordinary resolution, the number of Directors (other than any alternate Directors) shall be not less than five not more than twenty five.

89	Power of Company to appoint Directors

89.1
Subject to the provisions of these Articles, the Company may by ordinary resolution appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Board, but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles.

90	Power of Board to appoint Directors

90.1
Without prejudice to the power of the Company to appoint any person to be a Director pursuant to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board, but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles. Any Director so appointed shall retire at the annual general meeting of the Company next following such appointment and shall then be eligible for re-election but shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.

91	Appointment of executive Directors

91.1
Subject to the provisions of the Act35, the Board may from time to time appoint one or more of its body to hold any employment or executive office for such term and subject to such other conditions as the Board thinks fit. The Board may revoke or terminate any such appointment without prejudice to any claim for damages for breach of contract between the Director and the Company.

_______________________
35 Sections 188 and 227-330

92	Eligibility of new Directors

92.1	No person, other than a Director retiring (by rotation or otherwise), shall be appointed or re-appointed a Director at any general meeting unless:

(a)	he is recommended by the Board; or

(b)
during the period commencing on the day after despatch of the notice of the meeting and ending no later than seven clear days prior to the date of such meeting, notice duly executed by a member (other than the person to be proposed) qualified to vote at the meeting has been given to the Company of the intention to propose that person for appointment or re-appointment, stating the particulars which would, if he were so appointed or re-appointed, be required to be included in the Company's register of Directors, together with notice executed by that person of his willingness to be appointed or re-appointed, is given to the Secretary at the Office.

93	Share qualification

93.1	A Director shall not be required to hold any shares of the Company.

94	Resolution for appointment

94.1
A resolution for the appointment of two or more persons as Directors by a single resolution shall be void unless an ordinary resolution that it shall be so proposed has first been agreed to by the meeting without any vote being given against it.

95	Retirement by rotation

95.1
At each annual general meeting of the Company one-third of the Directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to but not exceeding one-third shall retire from office.

95.2	In addition to the Directors required to retire by rotation under Article 95.1, there shall also be required to retire by rotation:

(a)
any Director who at an annual general meeting of the Company shall have been a Director at each of the preceding two annual general meetings of the Company and who was not elected or re-elected at either such annual general meeting and who has not otherwise ceased to be a Director (either by resignation, retirement, removal or otherwise) and been re-elected by general meeting of the Company at or since either such annual general meeting; and

(b)	any Director who has held office with the Company, other than employment or executive office, for a continuous period of nine years or more at the date of the annual general meeting.

96           Directors subject to retirement by rotation

96.1
Subject to the provisions of the Act36 and of these Articles, the Directors to retire by rotation at each annual general meeting shall include, so far as necessary to obtain the number required, first, any Director who wishes to retire and not offer himself for re-election and secondly, those Directors who have been longest in office since their last appointment or re-appointment. As between two or more Directors who have been in office an equal length of time, the Director to retire shall, in default of agreement between them, be determined by lot.

_______________________
36 Section 168 of the Act

97	Position of retiring Director

97.1
A Director who retires at an annual general meeting (whether by rotation or otherwise) may, if willing to act, be re-elected. If he is not re-elected or deemed to have been re-appointed, he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

98	Deemed re-appointment

98.1
At any general meeting at which a Director retires by rotation the Company may fill the vacancy and, if it does not do so, the retiring Director shall, if willing, be deemed to have been re-appointed unless it is expressly resolved not to fill the vacancy or a resolution for the re-appointment of the Director is put to the meeting and lost.

99           Removal by ordinary resolution

99.1
The Company may by ordinary resolution remove any Director before the expiration of his period of office in accordance with the Act37, but without prejudice to any claim for damages which he may have for breach of any contract of service between him and the Company, and may (subject to these Articles) by ordinary resolution appoint another person who is willing to act to be a Director in his place. Any person so appointed shall be treated, for the purposes of determining the time at which he or any other Director is to retire, as if he had become a Director on the day on which the person in whose place he is appointed was last appointed or re-appointed a Director.

100	Vacation of office by Director

100.1	Without prejudice to the provisions for retirement (by rotation or otherwise) contained in these Articles, the office of a Director shall be vacated if:

(a)	he resigns by notice in writing delivered to, or, if in electronic form, received by, the Secretary at the Office or tendered at a Board meeting;

(b)	he ceases to be a Director by virtue of any provision of the Act, is removed from office pursuant to these Articles or becomes prohibited by law from being a Director;

(c)
he becomes bankrupt, has an interim receiving order made against him, makes any arrangement or compounds with his creditors generally or applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act or enters into any analogous or similar procedure in any jurisdiction;

(d)
an order is made by any court of competent jurisdiction on the ground (howsoever formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his affairs or he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or equivalent legislation in any jurisdiction and the Board resolves that his office be vacated;

_______________________
37 Sections 168 and 169 of the Act

(e)
both he and his alternate Director appointed pursuant to the provisions of these Articles (if any) are absent, without the permission of the Board, from Board meetings for six consecutive months and the Board resolves that his office be vacated; or

(f)
he is requested to resign by notice in writing addressed to him at his last known address and signed by all his co-Directors (without prejudice to any claim for damages which he may have for breach of any contract of service between him and the Company).

101	Resolution as to vacancy conclusive

101.1	A resolution of the Board declaring a Director to have vacated office under the terms of Article 100 shall be conclusive as to the fact and grounds of vacation stated in the resolution.

ALTERNATE DIRECTORS

102	Appointments

102.1
Each Director (other than an alternate Director) may, by notice in writing delivered to, or, if in electronic form, received by, the Secretary at the Office, or in any other manner approved by the Board, appoint any other Director or any person approved for that purpose by the Board and willing to act, to be his alternate and remove from office an alternate Director so appointed by him.

102.2	No appointment of an alternate Director shall be effective until his consent to act as a Director in the form prescribed by the Act38 has been received at the Office.

102.3	An alternate Director need not hold a share qualification and shall not be counted in reckoning any maximum number of Directors allowed by these Articles.

103	Participation in Board meetings

103.1
Every alternate Director shall (subject to his giving to the Company an address within the United Kingdom or Hong Kong (or such other country or territory as the Board may from time to time determine) at which notices may be served on him or an address to which notices may be sent using electronic means) be entitled to receive notice of all meetings of the Board and all committees of the Board of which his appointor is a member and, in the absence from such meetings of his appointor, to attend and vote at such meetings and to exercise all the powers, rights, duties and authorities of his appointor. A Director acting as alternate Director shall have a separate vote at Board meetings for each Director for whom he acts as alternate Director, but he shall count as only one for the purpose of determining whether a quorum is present.

_______________________
38 Section 167 of the Act

104	Alternate Director responsible for own acts

104.1
Every person acting as an alternate Director shall be an officer of the Company, shall alone be responsible to the Company for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

105	Interests of alternate Director

105.1
The provisions of Articles 133 to 143 shall apply to an alternate Director to the same extent as if he was a Director and for the purposes of those provisions an alternate Director shall be deemed to have an interest which conflicts, or possibly may conflict, with the interest of the Company if either he or his appointor has such an interest. The provisions of Articles 173 and 174 shall also apply to an alternate Director to the same extent as if he was a Director. However, he shall not be entitled to receive from the Company any fees for his services as alternate, except only such part (if any) of the fee payable to his appointor as such appointor may by notice in writing to the Company direct. Subject to this Article 105, the Company shall pay to an alternate Director such expenses as might properly have been paid to him if he had been a Director.

106         Revocation of appointment

106.1	An alternate Director shall cease to be an alternate Director:

(a)
if his appointor ceases for any reason to be a Director, provided that if any Director retires but is re-appointed or deemed to be re-appointed at the same meeting, any valid appointment of an alternate Director which was in force immediately before his retirement shall remain in force; or

(b)	if any event happens in relation to him which, if he were a Director otherwise appointed, would cause him to vacate office; or

(c)	if his appointor revokes the appointment by notice in writing delivered to, or, if in electronic form, received by, the Secretary at the Office; or

(d)	if he resigns his office by notice in writing delivered to, or, if in electronic form, received by, the Secretary at the Office.

DIRECTORS' REMUNERATION,
EXPENSES AND PENSIONS

107	Directors' fees

107.1
The Directors (other than alternate Directors) shall be entitled to receive by way of fees for their services as Directors such sum (or its equivalent in any other currency at such rate of exchange as the Board shall determine) and on such terms as the Company in general meeting may from time to time determine. Any sum so determined may be an aggregate sum in respect of the fees for all Directors or a sum in respect of the fees for each individual Director provided that, in the case of an aggregate sum, such sum shall, subject to any special directions of the Company in general meeting, be divided among the Directors in such proportions and in such manner as the Board may from time to time decide. Any fees payable pursuant to this Article 107 shall be distinct from any salary, remuneration or other amounts payable to a Director pursuant to any other provisions of these Articles and shall accrue from day to day.

108	Expenses

108.1
Each Director shall be entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by him in or about the performance of his duties as Director, including any expenses incurred in attending meetings of the Board or any committee of the Board or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company.

109	Additional remuneration

109.1
If by arrangement with the Board any Director shall perform or render any special duties or services outside his ordinary duties as a Director, he may be paid such reasonable additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may from time to time determine.

110           Remuneration of executive Directors

110.1
The salary or remuneration of any Director appointed to hold any employment or executive office in accordance with the provisions of these Articles may be either a fixed sum of money, or may altogether or in part be governed by business done or profits made or otherwise determined by the Board, and may be in addition to or in lieu of any fee payable to him for his services as Director pursuant to these Articles.

111	Pensions and other benefits

111.1
The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (whether by insurance or otherwise) for any person who is or has at any time been a Director of the Company or any company which is a subsidiary company of or allied to or associated with the Company or any such subsidiary or any predecessor in business of the Company or of any such subsidiary, and for any member of his family (including a spouse or former spouse) and any person who is or was dependent on him. For such purpose the Board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The Board may procure any of such matters to be done by the Company either alone or in conjunction with any other person. Any Director or former Director shall be entitled to receive and retain for his own benefit any pension or other benefit provided under this Article 111 and shall not be obliged to account for it to the Company.

POWERS AND DUTIES OF THE BOARD

112	Powers of the Board

112.1
Subject to the provisions of the Act and these Articles and to any directions given by special resolution of the Company, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company, whether relating to the management of the business or not. No alteration of these Articles and no such direction given by the Company shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. Provisions contained elsewhere in these Articles as to any specific power of the Board shall not be deemed to limit the general powers given by this Article 112.

113	Powers of Directors being less than minimum number

113.1
If the number of Directors is less than the minimum for the time being prescribed by these Articles, the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment.  If there are no Director or Directors able or willing to act, any two members may summon a general meeting for the purpose of appointing Directors. Subject to the provisions of these Articles, any additional Director so appointed shall hold office only until the dissolution of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting.

114	Powers of executive Directors

114.1	The Board may from time to time:

(a)
delegate or entrust to and confer on any Director holding executive office (including the Chairman or a Deputy Chairman or a Chief Executive or a Managing Director) such of its powers, authorities and discretions (with power to sub-delegate), including, without prejudice to the generality of the foregoing, all powers, authorities and discretions the exercise of which involves or may involve the payment of remuneration to or conferring any other benefit on all or any of the Directors, for such time, on such terms and subject to such conditions as it thinks fit; and

(b)	revoke, withdraw, alter or vary all or any of such powers.

115	Delegation to committees

115.1
The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) for such time on such terms and subject to such conditions as it thinks fit to any committee consisting of one or more Directors and (if thought fit) one or more other persons, provided that:

(a)	where any committee constituted by the Board pursuant to this Article 115.1 consists of more than one member, not less than two members of such committee shall be Directors or alternate Directors; and

(b)	no resolution of a committee shall be effective unless one of those present when it is passed is a Director (or his alternate).

115.2
The Board may confer such powers, authorities and discretions either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, alter or vary any of such powers, authorities and discretions and discharge any such committee in whole or in part. Insofar as any power, authority or discretion is so delegated, any reference in these Articles to the exercise by the Board of such power, authority or discretion shall be construed as if it were a reference to the exercise of such power, authority or discretion by such committee.

116	Local management

116.1
The Board may establish any local or divisional boards or agencies for managing any of the affairs of the Company in any specified locality, either in the United Kingdom or Hong Kong or elsewhere, and may appoint any persons to be members of such local or divisional board, or any managers or agents, and may fix their remuneration. The Board may delegate to any local or divisional board, manager or agent so appointed any of its powers, authorities and discretions (with power to sub-delegate) and may authorise the members for the time being of any such local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies; and any such appointment or delegation may be made for such time, on such terms and subject to such conditions as the Board may think fit. The Board may confer such powers, authorities and discretions either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, alter or vary all or any of such powers, authorities and discretions. Subject to any terms and conditions expressly imposed by the Board, the proceedings of any local or divisional board or agency with two or more members shall be governed by such of these Articles as regulate the proceedings of the Board, so far as they are capable of applying.

117	Power of attorney

117.1
The Board may by power of attorney or otherwise appoint any person or persons to be the agent of the Company and may delegate to any such person or persons any of its powers, authorities and discretions (with power to sub-delegate), in each case for such purposes and for such time, on such terms (including as to remuneration) and subject to such conditions as it thinks fit. The Board may confer such powers, authorities and discretions either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, alter or vary any of such powers, authorities and discretions.

118	Associate directors

118.1
The Board may appoint any person (not being a Director) to any office or employment having a designation or title including the word "director" or attach to any existing office or employment with the Company such designation or title and may terminate any such appointment or the use of such designation or title. The inclusion of the word "director" in the designation or title of any such office or employment shall not imply that such person is, or is deemed to be, or is empowered in any respect to act as, a Director for any of the purposes of the Act or these Articles.

119	Exercise of voting power

119.1
The Board may exercise or cause to be exercised the voting power conferred by the shares in any other company held or owned by the Company, or any power of appointment to be exercised by the Company, in such manner in all respects as it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of any Director as a director or other officer or employee of such company or in favour of the payment of remuneration to the directors, officers or employees of such company).

120	Provision for employees

120.1
The Board may exercise any power conferred on the Company by the Act39 to make provision for the benefit of persons (other than directors, former directors or shadow directors) employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

121	Registers of members

121.1	Subject to the provisions of the Act40, the Board shall keep the following registers of its members and shall enter therein the particulars specified in Article 121.2:

(a)	in the United Kingdom, the Principal Register;

(b)	in Hong Kong, a register of members resident in Hong Kong which shall be called "the Hong Kong Overseas Branch Register"; and

(c)
in any such countries or territories as the Board may from time to time in its sole discretion determine, a register of members resident in such country or territory, each such register being hereinafter referred to as an "Overseas Branch Register".

121.2	The following particulars shall be entered or stored in the registers referred to in Article 121.1:

(a)
the names and addresses of the members respectively entitled and requiring to be registered in one of such registers, and a statement of the shares held by each member distinguishing each share by its number so long as the share has a number, and where the Company has more than one class of share, by its class and a statement of the amount paid or agreed to be considered as paid on the shares of each member; provided that no member shall be entitled to be entered in more than one register at the same time in respect of the same shares;

(b)	the date at which each member was entered in the register as a member in respect of any share or shares; and

(c)	the date at which each member ceased to be a member in respect of any share or shares.

121.3	Subject to the Act41, the Board may make and vary such regulations as it thinks fit with respect to the keeping of any of the registers referred to in Article 121.1.

121.4
The Board may at any time serve a written notice on a member who is registered in the Hong Kong Overseas Branch Register or in any Overseas Branch Register requiring him to provide to the Board any information, supported by a declaration and by such other evidence as the Board may require, for the purpose of determining whether that member is resident in Hong Kong or in the country or territory in which an Overseas Branch Register is situated.  If such information and evidence is not provided within 21 days of the date of such written notice or the information and evidence provided shows that the member is not so resident or is, in the opinion of the Board, unsatisfactory for the purpose of determining whether the member is so resident the Board may remove the shares registered in the name of that member from the Hong Kong Overseas Branch Register or, as the case may be, from the relevant Overseas Branch Register and register such shares in the name of that member on the Principal Register and shall serve a written notice of such removal and registration on the member.

_______________________
39 Section 247 of the Act
40 Sections 113-121 of the Act
41 Sections 129-135 of the Act

122	Borrowing powers

122.1
The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present or future) and uncalled capital of the Company and, subject to the provisions of the Act42, to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

PROCEEDINGS OF DIRECTORS AND COMMITTEES

123	Board meetings

123.1	Subject to the provisions of these Articles, the Board may meet for the despatch of business, adjourn and otherwise regulate its proceedings as it thinks fit.

124	Notice of Board meetings

124.1
Board meetings shall be convened at any time by the Chairman or by two Directors or the Secretary at the request of two Directors. A Director may waive the requirement that notice be given to him of any Board meeting, either prospectively or retrospectively. It shall not be necessary to give notice of a Board meeting to a Director who is absent from the United Kingdom or Hong Kong (or from such other country or territory as the Board may from time to time determine) unless he has requested the Board in writing that notices of Board meetings shall during his absence be given to him at any address in the United Kingdom or Hong Kong (or in such other country or territory as the Board may from time to time determine) or be sent to any address to which notices and documents can be sent using electronic means, in each case notified to the Company for this purpose, but he shall not, in such event, be entitled to a longer period of notice than if he had been present in the United Kingdom or Hong Kong (or in such other country or territory as the Board may from time to time determine) at that address.

125	Quorum

125.1
The quorum necessary for the transaction of business may be determined by the Board and, until otherwise so determined, shall be three persons, each being a Director or an alternate Director. A duly convened meeting of the Board at which a quorum is present shall be competent to exercise all or any of the authorities, powers, and discretions for the time being vested in or exercisable by the Board.

126	Chairman of Board

_______________________
42 Sections 738-754 of the Act

126.1
The Board may appoint one of its body as Chairman to preside at every Board meeting at which he is present and no more than two other members as Deputy Chairmen, may determine the period for which he is or they are to hold office and may at any time remove him or them from office. If no such Chairman or Deputy Chairman is elected, or if at any meeting neither the Chairman nor a Deputy Chairman is present within five minutes of the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting. In the event of two or more Deputy Chairmen being present, the Deputy Chairman to act as Chairman shall be decided by those Directors present. Any Chairman or Deputy Chairman may also hold executive office under the Company.

127	Voting

127.1	Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the Chairman shall have a second or casting vote.

128	Electronic participation in meetings

128.1
Any Director or his alternate may validly participate in a meeting of the Board or a committee of the Board by means of conference telephone or any other form of communication equipment, provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting, by a series of telephone calls from the Chairman or by exchange of communication in electronic form addressed to the Chairman.

128.2
A person so participating by being present or being in telephone communication with or by exchanging communication in electronic form with those in the meeting or with the Chairman shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no group which is larger than any other group, where the Chairman then is.

128.3
A resolution passed at any meeting held in the above manner, and authenticated by the Chairman or the Secretary, shall be as valid and effectual as if it had been passed at a meeting of the Board (or committee, as the case may be) duly convened and held.

129	Resolution in writing

129.1
A resolution in writing executed by all the Directors for the time being entitled to receive notice of a Board meeting, and not being less than a quorum, or by all the members of a committee of the Board, shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board (or committee, as the case may be). Such a resolution:

(a)	may consist of several documents in the same form each executed by one or more of the Directors or members of the relevant committee, including by means of facsimile transmission;

(b)	need not be signed by an alternate Director if it is signed by the Director who appointed him;

(c)	if signed by an alternate Director need not also be signed by his appointor; and

(d)	to be effective, need not be signed by a Director who is prohibited by these Articles from voting thereon, or by his alternate.

130	Proceedings of committees

130.1
All committees of the Board shall, in the exercise of the powers delegated to them and in the transaction of business, conform to any mode of proceedings and regulations which the Board may prescribe and subject thereto shall be governed by such of these Articles as regulate the proceedings of the Board as are capable of applying.

131	Minutes of proceedings

131.1	The Board shall cause minutes to be made in books kept for the purpose of recording:

(a)	all appointments of officers and committees made by the Board; and

(b)	all orders, resolutions and proceedings at every meeting of the Company, of the Board and of any committee of the Board.

Any such minutes, if purporting to be signed by the Chairman of the meeting at which the proceedings were held or by the Chairman of the next succeeding meeting or the Secretary, shall be prima facie evidence of the matters stated in such minutes without any further proof.

132	Validity of proceedings

132.1
All acts done by a meeting of the Board, or of a committee of the Board, or by any person acting as a Director, alternate Director or member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any person or persons acting as aforesaid, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his office, be as valid as if every such person had been duly appointed, was duly qualified and had continued to be a Director, alternate Director or member of a committee, and was entitled to vote.

DIRECTORS' INTERESTS

133	Director may have interests

133.1	Subject to the provisions of the Act43 and provided that Article 135 is complied with, a Director, notwithstanding his office:

(a)
may enter into or otherwise be interested in any contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested, either in regard to his tenure of any office or place of profit or as vendor, purchaser or otherwise;

(b)
may hold any other office or place of profit under the Company (except that of Auditor or auditor of a subsidiary of the Company) in conjunction with the office of Director and may act by himself or through his firm in a professional capacity for the Company, and in any such case on such terms as to remuneration and otherwise as the Board may arrange, either in addition to or in lieu of any remuneration provided for by any other Article;

_______________________
43 Sections 175-177 and 182-187 of the Act

(c)
may be a director or other officer, or employed by, or a party to any transaction or arrangement with or otherwise interested in, any company promoted by the Company or in which the Company is otherwise interested or as regards which the Company has any powers of appointment; and

(d)
shall not be liable to account to the Company for any profit, remuneration or other benefit realised by any such office, employment, contract, arrangement, transaction or proposal or from any interest in any body corporate and no such contract, arrangement, transaction, proposal or interest shall be avoided on the grounds of any such interest or benefit nor shall the receipt of any such profit, remuneration or any other benefit constitute a breach of his duty under the Act44 not to accept benefits from third parties.

134	Power of the Board to authorise conflicts of interest

134.1
The Board may authorise any matter proposed to it which would, if not so authorised, involve a breach by a Director of his duty to avoid conflicts of interest under the Act45, including, without limitation, any matter which relates to a situation in which a Director has, or can have, an interest which conflicts, or possibly may conflict, with the interest of the Company (including the exploitation of any property, information or opportunity, whether or not the Company could take advantage of it, but excluding any situation which cannot reasonably be regarded as likely to give rise to a conflict of interest). The provisions of this Article 134 do not apply to a conflict of interest arising in relation to a transaction or arrangement with the Company.

134.2	Any such authorisation will be effective only if:

(a)	any requirement as to quorum at the meeting at which the matter is considered is met without counting the Director in question or any other interested Director; and

(b)	the matter was agreed to without their voting or would have been agreed to if their votes had not been counted.

134.3
The Board may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions it expressly imposes but such authorisation is otherwise given to the fullest extent permitted.

134.4	The Board may vary or terminate any such authorisation at any time.

135           Declaration of interests

135.1	A Director shall declare the nature and extent of his interest in a matter within Article 134 to the other Directors.

135.2	A Director who is aware that he is in any way interested in a proposed transaction or arrangement with the Company must declare the nature and extent of his interest to the other Directors.

135.3
A Director who is aware that he is in any way interested in a transaction or arrangement that has been entered into by the Company must declare the nature and extent of his interest to the other Directors, unless the interest has already been declared under Article 135.2.

_______________________
44 Section 176 of the Act
45 Section 175 of the Act

135.4	The declaration of interest must (in the case of Article 135.3) and may, but need not (in the case of Article 135.1 or 135.2), be made:

(a)	at a meeting of the Directors; or

(b)	by general or specific notice to the Directors in accordance with the Act46.

135.5	If a declaration of interest, or deemed declaration of interest, proves to be, or becomes, inaccurate or incomplete, a further disclosure must be made.

135.6	Any declaration of interest required by Article 135.1 above must be made as soon as reasonably practicable.

135.7	Any declaration of interest required by Article 135.2 above must be made before the Company enters into the transaction or arrangement.

135.8
Any declaration of interest under Article 135.3 above must be made as soon as reasonably practicable. Failure to comply with this requirement does not affect the underlying duty to make the declaration of interest.

135.9	For the purposes of Articles 135.1, 135.2 and 135.3, a Director need not declare an interest:

(a)	if it cannot reasonably be regarded as likely to give rise to a conflict of interest;

(b)	if, or to the extent that, the other Directors are already aware of it; or

(c)	if, or to the extent that, it concerns terms of his service contract that have been or are to be considered:

(i)	by a meeting of the Directors; or

(ii)	by a committee of the Directors appointed for the purpose under these Articles.

136           Entitlement to keep information confidential

136.1
Subject to Article 136.2, a Director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a Director of the Company and in respect of which he has a duty of confidentiality to another person. In particular, the Director shall not be in breach of the general duties he owes to the Company under the Act47 because he fails to:

(a)	disclose any such information to the Board or to any Director or other officer or employee of the Company; and/or

(b)	use or apply any such information in performing his duties as a Director of the Company.
_______________________
46 Sections 184 and 185 of the Act
47 Sections 171-177 of the Act

136.2
To the extent that the relationship between a Director and a person to whom he owes a duty of confidentiality gives rise to a conflict of interest or possible conflict of interest, Article 136.1 applies only if the existence of that relationship has been authorised by the Board pursuant to Article 134 or if Article 133 applies to the relationship.

137           Avoiding conflicts of interest

137.1
Where the existence of a Director’s relationship with another person has been authorised by the Board pursuant to Article 134 (and subject to any limits or conditions imposed pursuant to Article 134.3), or if Article 133 applies to the relationship, and his relationship with that person gives rise to a conflict of interest or possible conflict of interest, the Director shall not be in breach of the general duties he owes to the Company under the Act48 because he:

(a)
absents himself from meetings of the Board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(b)
makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or makes arrangements for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest or possible conflict of interest subsists.

138           Overriding principles

138.1	The provisions of Articles 136 and 137 are without prejudice to any equitable principle or rule of law which may excuse the Director from:

(a)	disclosing information in circumstances where disclosure would otherwise be required under these Articles; or

(b)
attending meetings or discussions or receiving documents and information as referred to in Article 137, in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles.

139	Interested Director not to vote or count for quorum

139.1
Save as provided in this Article 139, a Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board or of a committee of the Board concerning any contract, arrangement, transaction or any proposal whatsoever to which the Company is or is to be a party and in which he or any of his associates has a material interest otherwise than by virtue of his interest or the interests of his associate(s) in shares or debentures or other securities of or otherwise in or through the Company unless the resolution concerns any of the following matters:

(a)
the giving to him or his associate(s) of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or any of them at the request of or for the benefit of the Company or any of its subsidiary undertakings;

_______________________
48 Sections 171-177 of the Act

(b)
the giving to a third party of any guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he or his associate(s) has himself/themselves assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

(c)
any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings in which offer he or his associate(s) is/are or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(d)
any proposal concerning any other body corporate in which he (together with his associates) does not to his knowledge have an interest (as the term is used in Part 22 of the Act) in five per cent. or more of the issued equity share capital of any class of such body corporate or of the voting rights available to members of such body corporate;

(e)
any proposal relating to an arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates;

(f)	any proposal concerning insurance which the Company proposes to maintain or purchase for the benefit of the Directors or for the benefit of persons who include Directors; or

(g)
the giving of any other indemnity or any proposal concerning the funding of expenditure by one or more Directors on defending proceedings against him or them, or doing anything to enable such Director or Directors to avoid incurring such expenditure, where all other Directors are also being offered indemnities or funding on substantially the same terms.

140           Director's interest in own appointment

140.1
A Director shall not vote or be counted in the quorum on any resolution of the Board or committee of the Board concerning his own appointment (including fixing or varying the terms of his appointment or its termination) as the holder of any office or place of profit with the Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment or its termination) of two or more Directors to offices or places of profit with the Company or any company in which the Company is interested, such proposals may be divided and a separate resolution considered in relation to each Director. In such case each of the Directors concerned (if not otherwise debarred from voting under these Articles) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

141	Chairman's ruling conclusive on Director's interest

141.1
If any question arises at any meeting as to the materiality of a Director's interest or the interests of his associate(s) (other than the Chairman's interest) or as to the entitlement of any Director (other than the Chairman) to vote or be counted in a quorum for the purposes of Article 139, and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be referred to the Chairman. The Chairman's ruling in relation to the Director concerned shall be final and conclusive.

142           Directors' resolution conclusive on Chairman's interest

142.1
If any question arises at any meeting as to the materiality of the Chairman's interest or the interests of his associate(s) or as to the entitlement of the Chairman to vote or be counted in a quorum for the purposes of Article 139, and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be decided by resolution of the Directors or committee members present at the meeting (excluding the Chairman), whose majority vote shall be final and conclusive.

143	Definitions

143.1           For the purposes of Articles 133 to 143:

(a)	a conflict of interest includes a conflict of interest and duty and a conflict of duties;

(b)
an interest means a direct or an indirect interest, and for these purposes an interest of a person who is for the purposes of the Act49 connected with a Director shall be treated as an interest of the Director and “interested” shall be construed accordingly;

(c)	an interest, transaction, arrangement or proposal of which a Director is aware includes an interest, transaction, arrangement or proposal of which that Director ought reasonably to be aware;

(d)	in relation to an alternate Director, an interest of his appointor shall be treated as an interest of the alternate Director in addition to any interest which the alternate Director otherwise has; and

(e)
an “associate” of a Director shall mean any person who is for the purposes of the Act50 connected with a Director and any person who is an associate of a Director within the meaning of rule 1.01 of the rules governing the listing of securities on The Hong Kong Stock Exchange.

THE SEAL

144	Application of Seal

144.1
The Seal shall be used only by the authority of a resolution of the Board or of a committee of the Board. The Board may determine whether any instrument to which the Seal is affixed shall be signed and, if it is to be signed, who shall sign it. Unless otherwise so determined:

(a)
share certificates and, subject to the provisions of any instrument constituting the same, certificates issued under the Seal in respect of any debentures or other securities need not be signed and any signature may be affixed to or printed on any such certificate by any means approved by the Board; and

_______________________
49 Sections 252-256 of the Act
50 Sections 252-256 of the Act

(b)	every other instrument to which the Seal is affixed shall be signed by one Director and by the Secretary, by two Directors or by one Director in the presence of a witness who attests his signature.

144.2
Every certificate or share warrant to bearer shall be issued under the Seal or in such other manner as the Board, having regard to the terms of issue, the Act, and the regulations of The Hong Kong Stock Exchange and The Stock Exchange, may authorise; all references in these Articles to the Seal shall be construed accordingly.

145	Deed without sealing

145.1
A document signed by a Director and by the Secretary, by two Directors or by a Director in the presence of a witness who attests the signature, and expressed (in whatever form of words) to be executed by the Company shall have the same effect as if it were executed under the Seal, provided that no instrument shall be so signed which makes it clear on its face that it is intended by the person or persons making it to have effect as a deed without the authority of a resolution of the Board or of a committee of the Board duly authorised. An instrument or document which is executed by the Company as a deed shall not be deemed to be delivered by the Company solely as a result of it having been executed by the Company.

146	Official seal for use abroad

146.1	Subject to the provisions of the Act51, the Company may have an official seal for use in any place outside the United Kingdom.

THE SECRETARY

147	The Secretary

147.1
Subject to the provisions of the Act52, the Board shall appoint a Secretary or joint secretaries and shall have power to appoint one or more persons to be an assistant or deputy secretary at such remuneration and on such conditions as it thinks fit.

147.2
Any provision of the Act or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

DIVIDENDS AND OTHER PAYMENTS

148	Declaration of dividends

148.1
Subject to the provisions of the Act53 and of these Articles, the Company may by ordinary resolution declare dividends to be paid to members according to their respective rights and interests in the profits of the Company. However, no dividend shall exceed the amount recommended by the Board. If and whenever the shares on which any such dividend is declared are denominated in different currencies, the dividend shall be declared in a single currency (which may be any currency).

_______________________
51 Section 49 of the Act
52 Sections 271-279 of the Act
53 Sections 829-853 of the Act

149	Interim dividends

149.1
Subject to the provisions of the Act54, the Board may declare and pay such interim dividends (including any dividend payable at a fixed rate) as appears to the Board to be justified by the profits of the Company available for distribution. The Board shall declare such dividend on all shares ranking pari passu in a single currency (which may be any currency) even if such shares are denominated in different currencies. If at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends on shares which rank after shares conferring preferential rights with regard to dividend as well as on shares conferring preferential rights, unless at the time of payment any preferential dividend is in arrear. Provided that the Board acts in good faith, it shall not incur any liability to the holders of shares conferring preferential rights for any loss that they may suffer by the lawful payment of any interim dividend on any shares ranking after those with preferential rights.

150	Entitlement to dividends

150.1
Except as otherwise provided by the terms of issue of or rights attached to any shares, all dividends shall be declared and paid according to the amounts paid up (otherwise than in advance of calls) on the shares on which the dividend is paid. . Subject as aforesaid, all dividends shall be apportioned and paid proportionately to the percentage of the nominal amount (which shall in the case of Ordinary Shares be treated as the same amount as is hereby treated as paid up on all fully paid Ordinary Shares) paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly.

151	Calls or debts may be deducted from dividends

151.1
The Board may deduct from any dividend or other money payable to any person on or in respect of a share all such sums as may be due from him to the Company on account of calls or otherwise in relation to the shares of the Company.

152	Distribution in specie

152.1
The Board may direct that payment of any dividend declared may be satisfied wholly or partly by the distribution of assets of any kind, and in particular of paid up shares or securities or debentures of any other company, or in any one or more of such ways. Where any difficulty arises in regard to such distribution, the Board may settle it as it thinks fit. In particular, the Board may:

(a)	issue fractional certificates (or ignore fractions);

(b)
fix the value for distribution of such assets or any part thereof and determine that cash payments may be made to any members on the footing of the value so fixed, in order to adjust the rights of members; and

_______________________
54 Sections 829-853 of the Act

(c)	vest any such assets in trustees on trust for the persons entitled to the dividend.

153	Dividends not to bear interest

153.1	Unless otherwise provided by the rights attached to the share, no dividend or other moneys payable by the Company or in respect of a share shall bear interest as against the Company.

154	Method of payment

154.1
The Company may pay any dividend, interest or other sum payable in respect of a share by cheque, dividend warrant, or money order and may send the same by post to the registered address (or in the case of a Depositary, subject to the approval of the Board, such persons and addresses as the Depositary may require) of the member or person entitled to it or, if two or more persons are holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the member or otherwise by operation of law, to the registered address of such of those persons as is first named in the Register or to such person and to such address as such member or person or persons may direct in writing. Every cheque, warrant or order is sent at the risk of the person entitled to the money represented by it, shall be crossed in accordance with the Cheques Act 1992 or in such other manner as the Board may from time to time approve and shall be made payable to the person or persons entitled, or to such other person as the person or persons entitled may direct in writing. Payment of the cheque, warrant or order shall be a good discharge to the Company. If any such cheque, warrant or order has or shall be alleged to have been lost, stolen or destroyed, on request of the person entitled thereto a replacement cheque or warrant or order may be issued subject to compliance with such conditions as to evidence and indemnity and the payment of out of pocket expenses of the Company in connection with the request as the Board may think fit. Any joint holder or other person jointly entitled to a share may give an effective receipt for any dividend or other money payable in respect of such share. Any such dividend, interest or other sum may also be paid by any other method (including direct debit or autopay or bank transfer) as the Board considers appropriate.

154.2
The Board may at its discretion make provisions to enable a Depositary and/or any other member as they shall from time to time determine to receive dividends duly declared in such currency or currencies and at such rate or rates of exchange and on such terms and conditions as the Board may in its absolute discretion determine.

154.3
For the purposes of Article 154.1, any payment in the case of uncertificated shares may be made by means of the relevant system (subject to the facilities and requirements of the relevant system) and without prejudice to the generality of the foregoing such payment may be made by the sending by the Company or any person on its behalf of an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders of such shares or, if permitted by the Company, of such person as the holder or joint holders may in writing direct and, for the purposes of Article 154.1, the making of a payment in accordance with the facilities and requirements of the relevant system concerned shall be a good discharge to the Company.

155	Uncashed dividends

155.1
If cheques, warrants or orders for dividends or other moneys payable in respect of a share sent by the Company to the person entitled thereto are returned to the Company or left uncashed on two consecutive occasions, the Company shall not be obliged to send any dividend or other money payable in respect of that share due to that person until he notifies the Company of an address to be used for the purpose.

156	Unclaimed dividends

156.1
All dividends unclaimed for 12 months after having become payable may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof. All dividends unclaimed for a period of 12 years after having become due for payment shall (if the Board so resolves) be forfeited and shall cease to remain owing by the Company.

157	Payment of scrip dividends

157.1
The Board may, with the prior authority of an ordinary resolution of the Company and subject to such terms and conditions as the Board may determine, offer to any holders of Ordinary Shares the right to elect to receive, in accordance with the provisions of this Article 157, Ordinary Shares, credited as fully paid, instead of cash in any currency in respect of the whole (or some part, to be determined by the Board) of any dividend specified by the ordinary resolution. The following provisions shall apply:

(a)	the said resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period or periods;

(b)
the entitlement of each holder of Ordinary Shares to new Ordinary Shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder would have received by way of dividend in the currency in which such dividend was declared or as converted into the equivalent amount in another currency if and in such manner as the Board shall so determine. For this purpose "relevant value" shall be calculated by reference to the average of the middle market quotations for the Ordinary Shares on The Stock Exchange, as derived from the Daily Official List, for the day on which the Ordinary Shares are first quoted "ex" the relevant dividend and the four subsequent dealing days, or in such other manner as the Board may determine on such basis as it considers to be fair and reasonable and the cash amount of the relevant dividend in a particular currency shall be converted into the equivalent amount in another currency if and in such manner as the Board shall so determine. A certificate or report by the Auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount;

(c)
no fractions of a share shall be allotted.  The Board may make such provisions as it thinks fit for the application of any residual dividend entitlement remaining following the calculation of the entitlement of a holder of Ordinary Shares to new Ordinary Shares pursuant to sub-paragraph (b) of this Article 157.1 including provisions whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which such entitlements are accrued and/or retained and in each case accumulated on behalf of any holder of Ordinary Shares and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such holder of fully paid Ordinary Shares and/or provisions whereby cash payments may be made to holders of Ordinary Shares in respect of such entitlements;

(d)
the Board shall, after determining the basis of allotment, notify the holders of Ordinary Shares in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which, elections must be lodged in order to be effective;

(e)
the Board may exclude from any offer any holders of Ordinary Shares or any Ordinary Shares held by a Depositary where the Board considers that the making of the offer to them or in respect of such shares would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them or in respect of such shares;

(f)	the Board may determine that every duly effected election in respect of any Ordinary Shares shall be binding on every successor in title to the holder thereof;

(g)
the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which an election has been duly made ("the elected Ordinary Shares") and instead additional Ordinary Shares shall be allotted, credited as fully paid, to the holders of the elected Ordinary Shares on the basis of their entitlement pursuant to sub-paragraph (b) of this Article 157.1. For such purpose the Board may capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including any share premium account or capital redemption reserve) or of any of the profits which could otherwise have been applied in paying dividends in cash as the Board may determine, a sum equal to the aggregate nominal amount or amounts of the additional Ordinary Shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to the holders of the elected Ordinary Shares on that basis. A Board resolution capitalising any part of such reserve or fund or profits shall have the same effect as if such capitalisation had been declared by ordinary resolution of the Company in accordance with Article 159 and in relation to any such capitalisation the Board may exercise all the powers conferred on them by Article 159 without need of such ordinary resolution;

(h)
the additional Ordinary Shares so allotted shall rank pari passu in all respects with each other and with the fully paid Ordinary Shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they will not rank for any dividend or other distribution or other entitlement which has been declared, paid or made by reference to such record date;

(i)	the Board may establish or vary from time to time a procedure for election mandates in respect of future rights of election;

(j)	the Board may terminate, suspend or amend any offer of the right to elect to receive Ordinary Shares in lieu of any cash dividend at any time; and

(k)
the Board generally may implement an offer of the right to elect to receive Ordinary Shares in lieu of any cash dividend on such terms and conditions as the Board may from time to time determine and take such other action as the Board may deem necessary or desirable from time to time in respect of any such offer.

158	Reserves

158.1
The Board may, before recommending any dividend (whether preferential or otherwise), carry to reserve out of the profits of the Company such sums as it thinks fit. All sums standing to reserve may be applied from time to time, at the discretion of the Board, for any other purpose to which the profits of the Company may properly be applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Board thinks fit. The Board may divide the reserve into such special funds as it thinks fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as it thinks fit. Any sum which the Board may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The Board may also, without placing the same to reserve, carry forward any profits which it may think prudent not to distribute.

159	Capitalisation of reserves

159.1	The Board may, with the authority of an ordinary resolution of the Company:

(a)
subject as provided in this Article 159, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company which is available for distribution or standing to the credit of any share premium account or capital redemption reserve or other undistributable reserve;

(b)
appropriate the sum resolved to be capitalised to the holders of Ordinary Shares (whether or not fully paid) in proportion to the number of such Ordinary Shares held by them respectively and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any Ordinary Shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those holders of Ordinary Shares or as they may direct, in those proportions, or partly in one way and partly in the other, provided that:

(i)
the share premium account, the capital redemption reserve, any other undistributable reserve and any profits which are not available for distribution may, for the purposes of this Article 159, only be applied in paying up new shares to be allotted to holders of Ordinary Shares credited as fully paid;

(ii)
where the amount capitalised is applied in paying up in full new shares, the Company will also be entitled to participate in the relevant distribution in relation to any Ordinary Shares held by it as treasury shares and the proportionate entitlement of the holders of Ordinary Shares to the distribution will be calculated accordingly; and

(iii)
the sum appropriated as hereinbefore mentioned need not be in the same currency as the securities which it is to be used to pay up but in that event and for the purpose of determining the extent to which such securities are paid up by such sum the Board shall select such rate of exchange as it shall consider appropriate;

(c)
resolve that any shares so allotted to any holder of Ordinary Shares in respect of a holding by him of any partly paid Ordinary Shares shall, so long as such Ordinary Shares remain partly paid, rank for dividends only to the extent that such partly paid Ordinary Shares rank for dividends;

(d)
make such provision by the issue of fractional certificates (or by ignoring fractions or by accruing the benefit thereof to the Company rather than to the holders of Ordinary Shares concerned) or by payment in cash or otherwise as it thinks fit in the case of shares or debentures becoming distributable in fractions;

(e)
authorise any person to enter on behalf of all the holders of Ordinary Shares concerned into an agreement with the Company providing for either (i) the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled on such capitalisation or (ii) the payment up by the Company on behalf of such holders by the application thereto of their respective proportions of the reserves or profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing Ordinary Shares (any agreement made under such authority being effective and binding on all such holders); and

(f)	generally do all acts and things required to give effect to such resolution.

160	Record dates

160.1
Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares and subject always to the Act, the Company or the Board may by resolution specify any date (the "record date") as the date at the close of business (or such other time as the Board may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular and such record date may be on or at any time before the date on which the same is paid or made or (in the case of any dividend, distribution, interest, allotment or issue) at any time before or after the same is recommended, resolved, declared or announced but without prejudice to the rights inter se in respect of the same of transferors and transferees of any such shares or other securities.  Different dates may be fixed as record dates in respect of shares registered on different Registers.

ACCOUNTS

161	Accounting records

161.1	The Board shall cause accounting records to be kept in accordance with the Act55.

_______________________
55 Parts 15 and 16 of the Act

162	Inspection of records

162.1
No member (other than a Director) shall have any right to inspect any accounting record or other document of the Company unless he is authorised to do so by statute, by order of the court, by the Board or by ordinary resolution of the Company.

163	Accounts to be sent to members

163.1
Except as provided in Article 164, the annual accounts and reports shall, not less than 21 clear days before the annual general meeting before which they are to be laid, be delivered, sent by post or made available on the Company’s website to every member, holder of debentures of the Company and any other person who is entitled to receive notice of general meetings. However, this Article 163 shall not require a copy of those documents to be sent to any person who under the provisions of these Articles is not entitled to receive notices from the Company or of whose address the Company is unaware or to more than one of the joint holders of any shares or debentures. If all or any of the shares in or debentures of the Company are listed or dealt in on any stock exchange, there shall at the same time be forwarded to the secretary of that stock exchange such number of copies of each of those documents as the regulations of that stock exchange may require.

164	Summary financial statements

164.1
The Company may, in accordance with the Act56 and any regulations made under the Act send a summary financial statement to any member, holder of debentures of the Company or any other person who is entitled to receive notice of general meetings instead of or in addition to the documents referred to in Article 163. Where it does so, the statement shall be delivered, sent by post or made available on the Company’s website to the member, holder of debentures of the Company or any other person entitled to receive notice of general meetings not less than 21 clear days before the annual general meeting before which those documents are to be laid.

NOTICES

165	Form of notices

165.1
Notwithstanding anything to the contrary in these Articles, any notice, document or information to be given, sent, issued, deposited, served or delivered (or the equivalent) to or by any person pursuant to these Articles (other than a notice calling a meeting of the Directors) shall be in writing and, if the Board in its absolute discretion considers appropriate for any purpose or purposes under these Articles, any such notice, document or information shall be deemed given, sent, issued, deposited, served or delivered (or the equivalent) where it is sent in electronic form to an address for the time being notified for that purpose to the person giving such notice, document or information, but subject always to the provisions of Article 169. In the case of notices or other documents or information sent in electronic form the Board may make this subject to such terms and conditions as it shall in its absolute discretion consider appropriate, subject to and in accordance with the provisions of the Act57. Nothing in these Articles shall affect any requirement of the Act that any particular offer, notice or other document or information be served in any particular manner.

_______________________
56 Sections 426-429 and sections 434-435 of the Act
57 Parts 3 and 4 of Schedule 5 to the Act

165.2	For the purposes of these Articles, notices, documents or information may be sent in electronic form by the Company to a person where:

(a)	such person has agreed (generally or specifically) that the notice, document or information may be sent or supplied in that form (and has not revoked that agreement), including on a website;

(b)	the notice, document or information (as the case may be) is a notice, document or information to which that agreement applies; and

(c)
in the case of a notice, document or information being made available on a website, a notice is sent to the person, in a manner for the time being agreed for that purpose between that person and the Company notifying such person, of:

(i)	the publication of that notice, document or information on the website;

(ii)	the address of the website; and

(iii)	the place on that website where the notice, document or information may be accessed, and how it may be accessed,

and in any such case the notification referred to above shall be treated as the relevant notice for the purposes of these Articles.

165.3	Subject to the Act58, any notice, document or information is validly sent or supplied by the Company if it is made available on a website.

165.4
Subject to the members having resolved that the Company may send or supply notices, documents or information to members by making them available on a website, where the Company requests the agreement of a person to receive specified notices, documents or information by means of a website and the Company does not receive a response within the period of 28 days (or such shorter period as may be required by statute) from the date the Company’s request was sent, such person shall be deemed to have agreed to receive such notices, documents or information by the means specified in the request.

165.5
The Company shall, at the request of a member, also provide such member, within 21 days of the receipt by the Company of the request, with a hard copy of any document sent in electronic form in accordance with these Articles.

165.6
Any amendment or revocation of a notification given to the Company under this Article 165 shall only take effect if it is delivered to the Company in writing, signed by the member and on actual receipt by the Company thereof.

166	Authentication

166.1	For the purposes of these Articles, the Company shall treat any document received by it as sufficiently authenticated if:
_______________________
58 Part 4 of Schedule 5 to the Act

(a)	where the document is sent in hard copy form, it is signed by the person who sent it; or

(b)	where the document is sent in electronic form, it has been authenticated in such manner as the Board may, in its absolute discretion, from time to time, determine,

provided that, where a document is sent or supplied to the Company by a person on behalf of another, the Board may, in its absolute discretion, request that the sender also provide such reasonable evidence of their authority to act on such other’s behalf as the Board may specify before the document may be treated as sufficiently authenticated.

167	Service of notice on members

167.1
The Company may give any notice, document or information (including a share certificate) to a member either personally or by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address or, in the circumstances referred to in Article 165, by sending it using electronic means to an address for the time being notified to the Company by the member or by making it available on a website. In the case of a member registered on the Principal Register or the Hong Kong Overseas Branch Register or an Overseas Branch Register any such notice, document or information may be posted either in the United Kingdom or in any territory in which any such Register is maintained.

167.2
In the case of joint holders of a share, all notices, documents or information shall be given to the joint holder whose name stands first in the Register in respect of the joint holding. Notice so given shall be sufficient notice to all the joint holders.

167.3
Where a member (or, in the case of joint holders, the person first named in the Register) has a registered address outside Hong Kong or the United Kingdom but has notified the Company of an address within Hong Kong or the United Kingdom at which notices, documents or other information may be given to him or, if the Board in its absolute discretion permits, an address to which notices, documents or information may be sent using electronic means, he shall be entitled to have notices, documents or information given or sent to him at that address but otherwise no such member shall be entitled to receive any notice, document or information from the Company. If on at least two consecutive occasions the Company has attempted to send notices, documents or information using electronic means to an address for the time being notified to the Company by a member for that purpose but the Company is aware that there has been a failure of delivery of such notice, document or information in the manner described in Article 169.3, then the Company shall thereafter send notices, documents or information through the post to such member at his registered address or his address for the service of notices by post, in which case the provisions of the remainder of this Article 167.3 shall apply. If on three consecutive occasions notices, documents or information have been sent through the post to any member at his registered address or his address for the service of notices but have been returned undelivered, such member shall not thereafter be entitled to receive notices, documents or information from the Company until he shall have communicated with the Company and supplied in writing a new registered address, address within Hong Kong or the United Kingdom for the service of notices, documents or information or an address to which notices, documents or information may be sent using electronic means.

168	Notice in case of death, bankruptcy or mental disorder

168.1
The Company may give any notice, document or information to the person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law, by sending or delivering it in any manner authorised by these Articles for the giving of any notice, document or information to a member, addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or by any like description, at an address (if any) within Hong Kong or the United Kingdom or an address to which notices may be sent using electronic means supplied for the purpose by the person claiming to be so entitled. Until such an address has been so supplied, a notice, document or other information may be given in any manner in which it might have been given if the death or bankruptcy or operation of law had not occurred.

169	Evidence of service

169.1
Any member present, in person or by proxy, at any meeting of the Company or of the holders of any class of shares of the Company shall be deemed to have received due notice of such meeting, and, where requisite, of the purposes for which such meeting was called.

169.2
Any notice, document or other information, addressed to a member at his registered address or address for service in Hong Kong or the United Kingdom shall, if sent by post, be deemed to have been served or delivered on the day after the day when it was put in the post (or, where second-class mail is employed, on the second day after the day when it was put in the post). In proving such service or delivery it shall be conclusive to prove that the envelope containing the notice, document or information was properly addressed and put into the post as a prepaid letter. Any notice, document or other information not sent by post but delivered or left at a registered address or address for service in Hong Kong or the United Kingdom shall be deemed to have been served or delivered on the day on which it was so delivered or left.

169.3
Any notice, document or other information addressed to a member shall, if sent using electronic means, be deemed to have been served or delivered at the expiration of 24 hours after the time it was first sent.  In proving such service or delivery it shall be conclusive to prove that the address used for the electronic communication was the address supplied for that purpose and the electronic communication was properly dispatched, unless the Company is aware that there has been a failure of delivery of such notice, document or information following at least two attempts in which case such notice, document or information shall be sent to the member at his registered address or address for service in Hong Kong or the United Kingdom provided that the date of deemed service or delivery shall be 24 hours from the dispatch of the original electronic communication in accordance with this Article 169.3.

169.4
Any notice, document or other information sent or supplied to a member by means of the Company’s website, in accordance with Article 165, shall be deemed to have been received by the intended recipient when the material was first made available on the website or, if later, at the time the intended recipient received (or is deemed to have received) notice of the fact the material was available on the Company’s website.

169.5
Any notice, document or other information sent by a relevant system shall be deemed to have been served or delivered when the Company, or a sponsoring system–participant (within the meaning of the Regulations) acting on its behalf, sends the issuer-instructions (within the meaning of the Regulations) relating to the notice, document or information.

170	Notice binding on transferees

170.1
Every person who, by operation of law, transfer or by any other means becomes entitled to a share shall be bound by any notice in respect of that share (other than a notice given by the Company under section 793 of the Act) which, before his name is entered in the Register, has been duly given to a person from whom he derives his title.

171	Notice by advertisement

171.1
Any notice to be given by the Company to the members or any of them, and not otherwise provided for by these Articles, shall be sufficiently given if given by advertisement appearing in one leading English language daily newspaper and one leading Chinese language daily newspaper printed and circulating in Hong Kong and in at least one leading daily newspaper published in the United Kingdom. Any notice given by advertisement shall be deemed to have been served at noon on the day on which the advertisement first appears.

171.2	The production in any court or tribunal of any such newspaper containing any such advertisement shall be sufficient proof of the giving of any such notice as regards all persons and for all purposes.

172	Suspension of postal services

172.1
If at any time by reason of the suspension or curtailment of postal services within Hong Kong or the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in accordance with Article 171.1. Such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the advertisement first appears. In any such case the Company shall send confirmatory copies of the notice by post if, at least seven days prior to the meeting, the posting of notices to addresses throughout Hong Kong and the United Kingdom again becomes practicable.

INDEMNITY

173	Right to indemnity

173.1
Subject to the provisions of the Act59, but without prejudice to any indemnity to which he may be otherwise entitled, every person who is or was at any time a Director, alternate Director, Secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, damages and liabilities incurred by him for negligence, default, breach of duty, breach of trust or otherwise in relation to the affairs of the Company or an associated company, or in connection with the activities of the Company, or of an associated company, as a trustee of an occupational pension scheme, provided that this Article 173.1 shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article 173.1, or any element of it, to be treated as void under the Act.

_______________________
59 Sections 232-238 of the Act

173.2
Subject to the provisions of the Act60, the Company may at the discretion of the Board provide any person who is or was at any time a Director, alternate Director, Secretary or other officer of the Company with funds to meet expenditure incurred or to be incurred by him (or to enable such person to avoid incurring such expenditure) in defending any criminal or civil proceedings or defending himself in any investigation by, or against action proposed to be taken by, a regulatory authority in each case in connection with any alleged negligence, default, breach of duty or breach of trust by that person in relation to the Company or an associated company or in connection with any application under the provisions referred to in section 205(5) of the Act.

174         Power to insure

174.1
Subject to the provisions of the Act61, the Board may purchase and maintain insurance at the expense of the Company for the benefit of any person who is or was at any time a Director or other officer or employee of the Company against any liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done as a Director, officer or employee of the Company or of an associated company or of any company in which the Company has an interest whether direct or indirect or who is or was at any time a trustee of any pension fund or employee benefits trust in which any employee of the Company or of any such other company or subsidiary is or has been interested. The Board may authorise directors of subsidiaries of the Company to purchase and maintain insurance at the expense of the Company for the benefit of any present or former director, other officer or employee of such company in respect of such liability, loss or expenditure.

_______________________
60 Sections 205 and 206 of the Act
61 Section 233 of the Act